As filed with the Securities and Exchange Commission on April 29, 2016

Investment Company Act of 1940 File No. 811-21940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 12	☒

EIP INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

c/o Energy Income Partners, LLC

49 Riverside Avenue, Westport, Connecticut 06880

(Address of Principal Executive Offices)

(203) 349-8232

(Registrant's Telephone Number)

Nandita Hogan

c/o Energy Income Partners, LLC

49 Riverside Avenue, Westport, Connecticut 06880

(Name and Address of Agent for Service)

Copy to:

Dee Anne Sjögren, Esq.

Thompson Coburn LLP

One US Bank Plaza

St. Louis, MO 63101

It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

Private Placement Memorandum

EIP Growth and Income Fund

April 29, 2016

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Summary Section

Management of the EIP Growth and Income Fund (the “Fund”)

Investment Manager:

Energy Income Partners, LLC (the “Manager”)

Portfolio Managers:

James Murchie is Chief Executive Officer of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund’s operations.

Eva Pao is a principal of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund’s operations.

John Tysseland is a principal of the Manager and has been a portfolio manager of the Fund since 2016.

Purchase and Redemption of Fund Shares: The minimum initial investment and minimum subsequent investment in the Fund is $5,000. Currently, shares of the Fund are being privately offered by the Fund. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended. You may redeem all or a portion of the Fund’s shares that you own on any day when the New York Stock Exchange is open for business. For instructions on purchasing or redeeming shares, call the Fund at (203) 349-8232.

Dividends, Capital Gains and Taxes: At least annually, the Fund intends to distribute all or substantially all of its net investment income and net realized capital gains, if any, to shareholders. These distributions are generally taxable to you as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or individual retirement account, in which case you may be taxed upon withdrawal from the tax-deferred arrangement.

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PRIVATE PLACEMENT MEMORANDUM

April 29, 2016

EIP Growth and Income Fund

49 Riverside Avenue

Westport, Connecticut 06880

EIP Growth and Income Fund (the “Fund”) is a diversified, open-end management investment company.

Investment Manager

Energy Income Partners, LLC

This Private Placement Memorandum (“Memorandum”) concisely describes the information which you ought to know about the Fund before investing. Please read this Memorandum carefully and keep it for further reference. A Statement of Additional Information dated April 29, 2016, as may be revised from time to time (“SAI”), is available free of charge by writing to Energy Income Partners, LLC at 49 Riverside Avenue, Westport, CT 06880 or by calling (203) 349-8232. The SAI, which contains more detailed information about the Fund, has been filed with the U.S. Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS MEMORANDUM. THE SEC HAS NOT APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE FUND. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

Shares of the Fund are being offered in a private offering in reliance upon Regulation D under the Securities Act (“Regulation D”). Each prospective investor in the Fund is required to certify that the shares purchased are being acquired directly or indirectly for the account of an “accredited investor” (as defined in Regulation D). Existing shareholders who wish to purchase additional shares must also meet the foregoing eligibility criteria at the time of the additional purchase. The relevant investor qualifications are set forth in a subscription agreement.

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EIP Growth and Income Fund is a diversified, open-end management investment company. The Fund is currently the sole series of EIP Investment Trust (the “Trust”), a Delaware statutory trust. The Fund is managed by Energy Income Partners, LLC (the “Manager”). At this time, the Fund is not making a public offering of its shares. Fund shares are available only to accredited investors.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

The Fund’s primary investment objective is to seek a high level of total shareholder return that is balanced between current income and growth. As a secondary objective, the Fund will seek low volatility.

Under normal market conditions, the Fund pursues its objectives by investing primarily in a diversified portfolio of equity securities of issuers in the Energy Industry (as hereinafter defined) that pay out all or most of their available free cash flow (“High Payout Energy Companies”), including: (1) energy-related master limited partnerships or limited liability companies that are treated as partnerships (and not as associations taxable as corporations) under the Internal Revenue Code of 1986, as amended (the “Code”), and also as “qualified publicly traded partnerships” under the Code (“MLPs”); (2) entities that own I-Shares or i-units, as described below, limited liability company interests, limited partner interests or general partner interests in an MLP or that control an MLP (“MLP-Related Entities”); (3) yield corporations in the U.S. and Canada (“Yieldcos”) and pipeline and power utilities in the U.S. and Canada; and (4) other energy-related corporations with dividend policies similar to that of High Payout Energy Companies in (1) and (2) above. The Fund also invests in companies which derive their revenues from operating assets used in or providing energy-related services connected to the Energy Industry (together with High Payout Energy Companies, “Energy Companies”). “Energy Industry” means enterprises connected to the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids (including propane (“NGLs”)), crude oil, refined petroleum products, electricity, coal or other energy sources. The Fund may invest without limitation in Energy Companies of any market capitalization, including in small and mid-cap issuers. The Fund may achieve a substantial portion of its exposure to Energy Companies by entering into swap agreements with respect to the securities of Energy Companies. The Fund also invests in Permissible Debt Securities (as hereinafter defined), which constitute a substantial portion of the Fund’s investments. In addition, the Fund intends to use certain derivatives instruments in order to hedge its currency exposure or for other purposes permitted by applicable law, as described below.

Although the Fund may take defensive positions temporarily (see “Temporary Defensive Position” below), under normal market circumstances, the Fund’s investments will be concentrated in the securities of one or more issuers conducting their principal business activities in the Energy Industry.

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Certain investment restrictions of the Fund listed in the SAI are considered to be fundamental and may not be changed without approval by holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. The remainder of the Fund’s investment policies and the Fund’s investment objectives are considered non-fundamental and may be changed by the Fund’s Board of Trustees without shareholder approval. As defined in the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s shares present at a meeting, if the holders of more than 50% of the Fund’s shares are present in person or represented by proxy, or (ii) more than 50% of the Fund’s shares.

There can be no assurance that the Fund’s investment objectives will be achieved.

Investment Philosophy and Process

The Manager believes that financial success for companies operating in the Energy Industry requires strict capital spending discipline because the industry is capital intensive, mature and has low rates of overall growth. The Manager believes that, for Energy Companies, there is a high inverse correlation between rates of return and the portion of cash flow reinvested in the business: the lower the level of reinvestment (in excess of sustaining capital requirements), the higher the return. Capital spending discipline results from prudent management or a policy to pay out most available free cash flow to investors. Issuers in the Energy Industry that pay out all or most of their available free cash flow in the form of monthly or quarterly distributions or dividends, such as MLPs, Yieldcos, and corporations with similar high payout dividend policies, have a built-in capital spending discipline. When a high payout approach is supported by cash flows that have little or no cyclicality and low sustaining capital requirements, the Manager believes this provides an attractive investment universe from which to construct a portfolio. Within the Energy Industry, the Manager believes its infrastructure assets such as pipelines, storage and terminals that have the least cyclicality and the lowest sustaining capital requirements.

The Manager believes that the Energy Industry has the potential to produce a significant level of cash flow in excess of requirements for maintenance capital expenditures. Nonetheless, there are many companies within the industry that reinvest the bulk of their cash flows either in the belief that they have a competitive advantage or that the Energy Industry is about to enter a new, more highly profitable phase. However, the Manager believes that the frequent consolidations and restructurings within the industry demonstrate that these expectations are often not realized. Many of these high-reinvestment companies divest their pipeline and storage and other infrastructure assets because they view the investment returns from these assets as having less upside potential than assets with more growth potential or commodity exposure. The Manager believes that this has resulted in a growing opportunity for investors to take advantage of the Energy Industry’s desire to finance what the Energy Industry thinks will be “high risk/high return” opportunities through the divestment of its “lower risk/lower return” infrastructure assets into these asset classes. A significant amount of these assets have been purchased by MLPs in the United States and by Yieldcos and other corporations. The Manager believes that it is the equity holders of such MLPs and Yieldcos and other corporations that have benefited, as over the long term these asset classes have performed favorably relative to the securities of the companies divesting the assets.

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Prior to the rapid growth of these asset classes over the last few years, they were generally too small to attract the interest of most large investors. In addition, it is difficult for investors to take advantage of the opportunity to invest directly in MLPs. Tax exempt investors, such as pension funds and endowments, typically avoid these securities because MLPs generate a substantial amount of “unrelated business taxable income,” which, unlike most passive investment income, is taxable in the hands of such investors. It has been similarly disadvantageous for foreign investors to invest directly in MLPs because a foreign investor in an MLP is required to file a U.S. federal income tax return and pay federal income tax on a net basis on the investor’s share of the MLP’s income. In addition, a direct investment in an MLP gives rise to tax return filing obligations for investors in certain states in which the MLP has operations. Historically, regulated investment companies (“RICs”) under the Code have not been able to invest to any significant extent in MLPs because of the Code’s restrictions on RICs’ permissible sources of income. Legislation passed in 2004, however, allows RICs additional flexibility to invest a portion of their assets in MLPs, and thus RICs can offer investors the opportunity to invest indirectly in such investments without the additional filing requirements triggered by direct MLP equity ownership. As a result, the Manager believes the combination of the lack of institutional investment and the growth in size of these asset classes has made this an attractive universe from which to construct a portfolio for the Fund.

In addition, the Manager believes that the attractive characteristics of High Payout Energy Companies can be enhanced by a rigorous application of investment research and portfolio construction tools. There is generally less research coverage of High Payout Energy Companies than in sectors of comparable size, the securities of which are generally owned by institutional investors. The Manager believes this creates an opportunity to outperform the Energy Industry using the Manager’s investment research and professional portfolio construction tools. Since the Manager believes High Payout Energy Companies are affected by virtually every phase of the Energy Industry (even if they are not directly invested in every phase), the Manager believes it is advantageous to have a strong working knowledge of the Energy Industry, including oil and gas production and gathering, transportation, refining and marketing, gas liquids processing and fractionation, petrochemical demand and cost structure, as well as the regulatory frameworks in which the industry operates.

The Manager currently utilizes a three step investment process.

•	The first step is for the Manager to define a universe of possible investments in the energy sector and utilities industries that have high dividend payout ratios and/or are involved in the energy infrastructure business. In general, the Manager seeks energy infrastructure entities characterized by monopoly-like assets and non-cyclical, fee-for-service revenues with inflation protection or cost pass-through protections.
•	The second step is for the Manager to identify, among this universe, entities that pass a quality threshold established by the Manager. The Manager utilizes both quantitative aspects to measuring quality, as described above, as well as qualitative aspects, such as the confidence that the Manager has in the entity’s management team and the quality of its assets. In its assessment of quality, the Manager will not set aside an entity’s failure to qualify on quality criteria in instances even where it believes that the entity has a low valuation.

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•	The third step of the Manager’s investment process is portfolio construction, where the Manager determines the portfolio weighting of entities that have made it through the first two steps. As part of this portfolio construction, the Manager will balance each position’s expected rate of return against risks, limitations on position sizes and the Partnership’s portfolio limitations.

Energy Infrastructure. Unlike oil and gas exploration and production and petroleum refining, the energy infrastructure industry is characterized by non-cyclical fee-for-service revenues. In addition, unlike the other segments of the Energy Industry, the sustaining capital requirements for pipelines, storage and other infrastructure are relatively low. These two characteristics make energy infrastructure assets an attractive investment for investors who desire the potential for steady income that has the potential to grow.

Much of the pipeline and storage infrastructure currently owned by MLPs, MLP related entities and other Energy Industry and energy infrastructure companies was built many years ago by the major oil companies and pipeline and power utilities. Over the years, these assets have been sold off to fund projects with higher risk such as oil drilling, unregulated power generation or energy trading. The result is that MLPs now own a significant portion of those legacy assets.

As oil and gas production in the U.S. continues to rise, new technologies have made long known resources economical, even at lower prices. The resulting higher margins for oil and gas drilling have made the oil and gas production companies more willing to guarantee solid returns for long-term contracts to pipeline owners as an incentive to add capacity so they can deliver their oil and gas to market more quickly. In essence, certain MLPs, MLP-related entities and other energy sector and energy utilities infrastructure companies have an increased ability to “lock-in” the attractive economics of today’s energy industry.

Manager Experience. The Manager believes that investment success in MLPs and other energy infrastructure related corporations requires a working knowledge of the entire Energy Industry. The Manager relies on its experience in the oil, gas and electricity segments, refining and marketing, petrochemicals and natural gas processing and storage, as well as its understanding of price and cost competitiveness of competing fuels such as coal and nuclear and the impact of imports and global markets on the North American Energy Industry.

The Manager believes that a professionally managed portfolio of High Payout Energy Companies in non-cyclical segments of the Energy Industry offers the potential for an attractive balance of income and growth. The Manager’s priority is to focus on steady fee-for-service income, and it will seek to limit the cyclical energy exposure of the portfolio by limiting its size or by hedging its cyclical exposure with short positions, which may include short sales or swaps that reflect an underlying short position (see “Short Sales” and “Swap Agreements” below) in order to reduce the volatility of returns. The Manager believes the use of rigorous investment research and analytical tools along with conservative portfolio construction provides a value-added service to investors making an investment in these asset classes through the Fund.

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Portfolio Composition

The Fund pursues its investment objective by investing primarily in the following investments. Additional information regarding the Fund’s investments and risks is contained in the SAI.

Master Limited Partnerships

MLP interests in which the Fund may invest consist of MLP common units, MLP I-Shares, and MLP general partner interests.

MLP Common Units. MLP common units represent limited partnership interests in the MLP. Common units are generally listed and traded on U.S. securities exchanges or over-the-counter with their value fluctuating predominantly based on the success of the MLP. Unlike owners of common stock of a corporation, owners of MLP common units have limited voting rights and have no ability to annually elect directors. MLPs generally distribute all available cash flow (cash flow from operations less maintenance capital expenditures) in the form of quarterly distributions. Common unit holders have first priority to receive quarterly cash distributions up to the minimum quarterly distribution (“MQD”) and have arrearage rights. In the event of liquidation, common unit holders have preference over subordinated units, but not debt holders or preferred unit holders, to the remaining assets of the MLP.

MLP I-Shares. I-Shares represent an investment in shares of a limited liability company that owns a special class of MLP securities, known as i-units, issued by the MLP to the limited liability company. The i-units represent a class of equity securities of the MLP that are not entitled to receive cash distributions, except upon liquidation of the MLP, but are entitled to receive additional i-units on each cash distribution to holders of the MLP common units. As the quantity of additional i-units issued to the limited liability company is determined based on the amount of the cash distributions made by the MLP to holders of MLP common units as well as the market value of the MLP units at the time of each distribution, the limited liability company will increasingly be entitled to a greater share of the outstanding equity interests of the MLP, which in turn entitles the limited liability company, as the holder of the i-units, to an increasingly greater share of the cash to be distributed to all holders of equity securities (including the i-units and the MLP common units) upon the liquidation of the MLP. As a result, the value of the i-units held by the limited liability company is generally tied to the overall equity valuation of the MLP.

Holders of I-Shares will receive additional I-Shares, in the same proportion as the limited liability company’s receipt of i-units, rather than cash distributions. I-Shares themselves have limited voting rights, which are similar to those applicable to MLP common units. The limited liability company issuing the I-Shares is treated as a corporation for federal income tax purposes. I-Shares are traded on the New York Stock Exchange (“NYSE”) and the NYSE Amex Equities (formerly, the American Stock Exchange). The I-Shares in which the Fund invests are distinct from the exchange-traded iShares Funds.

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Interests in the General Partners of MLPs. The Fund may invest in the general partners of MLPs. General partner interests in MLPs are typically retained by the original sponsors of an MLP and by corporate partners and entities that sell assets to the MLP. A holder of general partner interests can be liable in certain circumstances for amounts greater than the amount of the holder’s investment in the general partner interest. General partner interests often confer direct board participation rights in, and in many cases control over, the operations of the MLP. General partner interests are generally not publicly traded, but may be owned by publicly traded entities. The Fund may invest in publicly traded entities that own general partner interests in MLPs. General partner interests of an MLP receive cash distributions, typically 2% of an MLP’s aggregate cash distributions, which are contractually defined in the partnership agreement. In addition, holders of general partner interests typically receive incentive distribution rights, which provide them with a larger proportionate share of the aggregate MLP cash distributions as such distributions increase. General partner interests generally cannot be converted into MLP common units. The general partner interest can be redeemed by the MLP if the MLP unit holders choose to remove the general partner, typically with a supermajority vote by limited partner unit holders.

Energy-related Companies.

The Fund intends to invest in energy companies primarily involved in steady fee-for-service infrastructure that support the production and delivery of natural gas, oil or electricity but may also selectively invest in other energy corporations. Energy corporations that have cyclical business exposure may also be owned and may be hedged by short positions, which may include short sales or swaps that reflect an underlying short position (see “Short Sales” and “Swap Agreements” below). The projected life of dividends and the sustainability of dividend levels tend to vary based on the type of company and its underlying businesses. A brief description of the types of energy companies- in which the Fund intends to invest is as follows:

•	Pipeline Companies. Pipeline companies have as their principal underlying business the ownership and operation of pipelines or other energy distribution assets. These companies typically generate stable cash flows through the levy of fixed rate transportation tolls based on product throughput. The amount of the distributions paid by these companies varies with the market demand for transportation of product through their distribution systems. While they are generally not as commodity price sensitive as oil and gas companies, they may be affected by fluctuations in commodity prices in the longer term and are sensitive to the prevailing interest rate levels and economic conditions.

•	Yieldcos. Yieldcos are publicly traded entities that own, operate and acquire contracted renewable and conventional electric generation that typically sell the electricity produced under long-term fixed price contracts with electric utilities or other end-users. Yieldcos also invest in other infrastructure assets such as pipelines, storage and terminalling facilities. Like MLPs, Yieldcos generally seek to position themselves as vehicles for investors seeking stable and growing dividend income from a diversified portfolio of relatively low-risk, high-quality assets.

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•	Utility Companies. Utility companies are involved in electricity generation, transmission, distribution or sale of electricity or gas. Electric utilities and gas utilities (also called local distribution companies or “LDCs”) deliver electricity and natural gas, respectively, to residential, industrial and commercial customers within specific geographic regions and are generally subject to the rules and regulations of federal and/or state agencies. Pursuant to their regulation, electric and gas utilities typically generate profits based on formulas as prescribed by the regulating agency or agencies and, as such, are less sensitive to movements in commodity prices and other macroeconomic factors than non-regulated entities. Additionally, electric and gas utilities may own certain non-regulated businesses, including electric generation, gas gathering and processing, and commodity marketing businesses. Utility companies are subject to many risks, including the following: increases in fuel and other operating costs; restrictions on operations, increased costs, and delays as a result of environmental and safety regulations; coping with the impact of energy conservation, weather, and other factors reducing the demand for services; technological innovations that may render existing plants, equipment or products obsolete; the potential impact of natural or man-made disasters; difficulty in obtaining adequate returns on invested capital; difficulty in obtaining approval of rate increases; the high cost of obtaining financing, particularly during periods of inflation; increased competition resulting from deregulation, technological innovation such as distributed electricity generation, overcapacity, and pricing pressures; and potential negative impacts of regulation.

•	Corporations and other entities that Pay Out Most of Their Available Free Cash. Certain publicly-traded corporations and other entities in the energy sector maintain dividend policies under which much of their free cash is regularly paid out to investors. These entities may take the form of energy infrastructure related real estate investment trusts (REITs).

Equity Securities of Energy Companies. The Fund intends to invest in equity securities, including common stocks, in Energy Companies. Common stocks generally represent an equity ownership interest in an issuer. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns and may underperform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. The Fund may also invest in preferred stock issued by Energy Companies.

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Other Non-U.S. Securities. In addition to the Fund’s investments in Canada, the Fund may invest in other non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies. The Fund may also gain exposure to non-U.S. securities by investing in American depositary receipts (ADRs). Investing in non-U.S. securities involves certain risks not involved in domestic investments, including possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. See “Risks Associated with an Investment in Non-U.S. Securities” in the “Principal Risks” section.

Permissible Debt Securities. Permissible Debt Securities include cash and the following instruments:

(i) demand and time deposits in, certificate of deposit of, or banker’s acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof, which depository institution or trust company is subject to supervision and examination by United States federal or state authorities and at the time of investment or contractual commitment providing for investment have a long-term unsecured credit rating of “Aaa” or “Aa” by Moody’s Investor Services, Inc. (“Moody’s) or “AAA” or “AA” by Standard & Poor’s Corporation (“S&P”), or a short-term debt unsecured credit rating of “P-1” or “P-2” by Moody’s and “A-1+” or “A-1” by S&P or, if unrated, are determined by the Manager to be of similar quality;

(ii) registered debt obligations of the United States of America or registered debt obligations, the timely payment of principal and interest on which is fully and expressly guaranteed by the United States or any agency or instrumentality of the United States or the obligations of which are expressly backed by the full faith and credit of the United States;

(iii) registered debt obligations issued by the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), Fannie Mae, Sallie Mae, Freddie Mac, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit Banks or the Government National Mortgage Association;

(iv) registered debt securities bearing interest issued by any company incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Aaa” or “Aa” from Moody’s or “AAA” or “AA” from S&P or, if unrated, are determined by the Manager to be of similar quality;

(v) guaranteed investment contracts (“GICs”) issued by any corporation incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Aaa” or “Aa” from Moody’s or “AAA” or “AA” from S&P or, if unrated, are determined by the Manager to be of similar quality;

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(vi) commercial paper issued by any corporation incorporated under the laws of the United States or any state thereof, with a maturity of not more than 183 days from the date of issuance and having at the time of investment credit ratings of “P-1” or “P-2” by Moody’s or “A-1+” or “A-1” by S&P or, if unrated, are determined by the Manager to be of similar quality;

(vii) registered debt securities bearing interest issued by the European Investment Bank, the International Bank of Reconstruction and Development or the Inter-American Development Bank;

(viii) shares issued by money market funds; and

(iv) registered debt securities bearing interest issued by any company in the Energy Industry incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Baa” or higher from Moody’s or “BBB” or higher from S&P (commonly known as “Investment Grade”) or, if unrated, are determined by the Manager to be of similar quality.

All Permissible Debt Securities, taken together, including cash and shares of money market funds (which are treated as having a maturity of one day), must have a weighted average remaining maturity of 18 months or less. Bonds with interest rates that are re-settable are treated as having a maturity equal to the frequency with which its interest rate is re-set. For example, if the Fund’s only holdings of Permissible Debt Securities were two bonds, one of which was a five-year fixed-rate bond with 27 months remaining to maturity and the other was a three-year bond with a floating interest rate re-settable every 3 months, and the bonds were held in equal size, the weighted average remaining maturity would be 15 months (27 months plus 3 months divided by two).

As described above, the securities ratings requirements of Permissible Debt Securities apply only at the time of purchase, and shall not be considered violated on the basis of any change in rating thereafter.

Short Sales. The Fund may engage in short sales transactions of equity securities for investment, speculative and risk management purposes. To effect such a transaction, the Fund must borrow the security it sells short to make delivery of that security to the buyer. The Fund is then obligated to replace, or cover, the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest that accrues during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the lender, to the extent necessary to meet the margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales.

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The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund generally will realize a gain if the price of the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by transaction costs and the amount of the dividends or interest the Fund may be required to pay, if any, in connection with a short sale.

While the Fund is short a security, it is subject to the risk that the security’s lender will terminate the loan at a time when the Fund is unable to borrow the same security from another lender. If this happens, the Fund must either (i) buy the replacement security immediately at the security’s then current market price or “buy in” by paying the lender an amount equal to the cost of purchasing the security to close out the short position, or (ii) transfer the security that was sold short from the Fund’s portfolio to the lender. There can be no assurance that the Fund will be able to close out the position at any particular time or at an acceptable price. The risk of loss from a short position is theoretically unlimited. The Fund’s use of short sales will likely result in the creation of leverage in the Fund. The Fund’s gain on a short sale, before transaction costs, is limited to the difference between the price at which it sold the borrowed security and the price it paid to purchase the security to return to the lender (which cannot fall below zero).

The Fund expects to enter into short sales (or total return swaps achieving substantially the same exposure, as described below) that are paired against its long positions in similar sub-sectors of the Energy Industry, with similar exposures, risks and volatility. The Fund currently will not enter into short sales transactions with respect to the Permissible Debt Securities held in its portfolio.

Until the Fund replaces a borrowed security, it will segregate on its books assets that, when combined with the amount of collateral deposited with the broker in connection with the short sale, will at least equal the current market value of the security sold short, marked to market daily, or it will take other permissible actions to cover its obligations (such as owning the security sold short). The assets used to cover the Fund’s short sales will not be available to use for redemptions. The use of short sales is considered a speculative investment practice and may result in losses.

The Fund's ability to engage in short sales may from time to time be limited or prohibited because of the inability to borrow certain securities in the market, legal restrictions on short sales, or other reasons. Regulatory authorities in various jurisdictions may adopt (and in certain cases, have adopted) regulations requiring investors to report their short positions; such reporting requirements could have an adverse impact on the ability of the Fund to implement any short selling strategy successfully.

Swap Agreements. The Fund may enter into swap agreements as a substitute for purchasing securities of Energy Companies, to achieve the same exposure as it would by engaging in short sales transactions of such securities, to hedge its currency exposure (as discussed below), or for any other purpose permitted by applicable law. A swap is a financial instrument that typically involves the exchange of cash flows between two parties on specified dates (settlement dates), where the cash flows are based on agreed-upon prices, rates, etc. The nominal amount on which the cash flows are calculated is called the notional amount. Swaps are individually negotiated.

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In particular, the Fund may engage in total return swaps, in which payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity or fixed-income security, a combination of such securities, or an index). In a typical equity total return swap, one party agrees to pay another party the return on a security or basket of securities in return for a specified interest rate (either a fixed rate or a floating rate). By entering into an equity swap, for example, the Fund can gain exposure to a security without actually purchasing such security. Equity swaps involve not only the risk associated with investment in the security, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap.

Swap agreements may increase or decrease the overall volatility of the investments of the Fund and its net asset value. The performance of swap agreements may be affected by a change in the specific interest rate, security, currency, or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would be likely to decline, resulting in potential losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by one of the parties or insolvency, among others, and can be transferred by a party only with the prior written consent of the other party (with limited exceptions). The Fund may be able to eliminate its exposure under a swap agreement either by assignment or by other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the contract. See “Risks Associated with an Investment in Non-U.S. Securities — Foreign Currency and Hedging Risk” and “Derivatives Risk.”

The Manager may use swap agreements to achieve leverage, which can magnify the Fund’s gains or losses. However, the Fund will cover its current obligations under swap agreements by the segregation of liquid assets or by entering into offsetting transactions or owning positions covering its obligations or any other method permitted by applicable law. See “Cover,” below.

Currency Hedging Transactions. In addition to the investment strategies discussed above, the Fund may engage in certain transactions intended to hedge the Fund’s exposure to currency risks due to Canadian dollar denominated investments or other investments of the Fund denominated in non-U.S. currency. The Fund will not use such transactions for speculative investment purposes. The Fund may engage in various currency hedging transactions, including buying or selling options or futures, entering into other foreign currency transactions including forward foreign currency contracts, currency swaps or options on currency and currency futures and other derivatives transactions. Hedging transactions can be expensive and have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivatives instruments. Furthermore, the ability to successfully use hedging transactions may depend on the Manager’s ability to predict pertinent market movements, which cannot be assured. See “Risks Associated with an Investment in Non-U.S. Securities — Foreign Currency and Hedging Risk” and “Derivatives Risk.”

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Foreign Currency Options. The Fund may buy or sell put and call options on foreign currencies as a hedge against changes in the value of the U.S. dollar in relation to a foreign currency in which the Fund’s securities may be denominated. In addition, the Fund may buy or sell put and call options on foreign currencies either on exchanges or in the over-the-counter market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options. There is no assurance that a liquid secondary market will exist for any particular currency option or at any particular time. The Fund will segregate on its books assets to cover its obligations under any options agreements that it enters into that give rise to a Fund obligation or take other permissible actions to cover its obligations.

Currency Futures Contracts. A currency futures contract is a legally binding agreement between two parties to purchase or sell a specific amount of currency at a future date or date range at a specific price. A person who buys a currency futures contract enters into a contract to purchase an underlying currency and is said to be “long” the contract. A person who sells a currency futures contract enters into a contract to sell the underlying currency and is said to be “short” the contract. The price at which the contract trades is determined by relative buying and selling interest on a regulated exchange. The Fund will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date. Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract the Fund is required to deposit “initial margin.” Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Moreover, all futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the futures contract based on the contract price established at the end of the day for settlement purposes. The Fund will segregate on its books assets to cover its obligations under any currency futures contracts that it enters into or take other permissible actions to cover its obligations.

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An open position in a futures contract, either a long or short position, is closed, or liquidated, by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in the futures contract; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

Some futures contracts may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in a futures contract, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the Fund from closing out positions and limiting its losses.

In addition to the foregoing, imperfect correlation between the futures contracts and the underlying currency may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying currency. These pricing disparities could occur, for example, when the market for the futures contract is illiquid or if trading is halted in the futures contract.

As noted above, margin is the amount of funds that must be deposited by the Fund in order to initiate futures trading and to maintain the Fund’s open positions in futures contracts. A margin deposit is intended to ensure the Fund’s performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract. The broker through which the Fund engages in futures contracts may also impose additional margin requirements.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily net asset value, the Fund will mark to market the current value of its open futures contracts.

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Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the futures contracts were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

Forward Foreign Currency Contracts. A forward foreign currency contract involves an obligation to purchase or sell a specific amount of currency at a future date or date range at a specific price. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. These contracts may be bought or sold to protect the Fund against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar. The Fund will segregate assets on its books to cover its obligations under any forward foreign currency contracts that it enters into or take other permissible actions to cover its obligations.

By entering into a forward foreign currency exchange contract, the Fund “locks in” the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Fund reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. Contracts to sell foreign currencies would limit any potential gain which might be realized by the Fund if the value of the hedged currency increases. The Fund may enter into these contracts for the purpose of hedging against foreign exchange risks arising from the Fund’s investment or anticipated investment in securities denominated in foreign currencies. Suitable hedging transactions may not be available in all circumstances. Also, such hedging transactions may not be successful.

The Fund may also enter into forward foreign currency exchange contracts to shift exposure to foreign currency fluctuations from one currency to another. To the extent that it does so, the Fund will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Fund. The Fund may additionally enter into forward contracts to protect against anticipated changes in future foreign currency exchange rates. The Fund may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. The Fund may also use related options on currencies for the same reasons for which forward foreign currency exchange contracts are used.

Forward foreign currency contracts differ from foreign currency future contracts in certain respects. Unlike futures contracts, forward contracts:

(i)	do not have standard maturity dates or amounts (i.e., the parties to the contract may fix the maturity date and the amount);

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(ii)	are traded in the inter-bank markets conducted directly between currency traders (usually large commercial banks) and their customers, as opposed to futures contracts, which are traded only on exchanges (typically exchanges regulated by the U.S. Commodity Futures Trading Commission (“CFTC”));
(iii)	do not require an initial margin deposit; and
(iv)	may be closed by entering into a closing transaction with the currency trader who is a party to the original forward contract, as opposed to a commodities exchange.

Except as noted above, the risks of currency futures contracts are similar to those of currency forward contracts, though currency forward contracts additionally are subject to greater counterparty credit risk.

The value of any currency, including U.S. dollars and foreign currencies, may be affected by complex political and economic factors applicable to the issuing country. In addition, the exchange rates of foreign currencies (and therefore the values of foreign currency options, forward contracts, and futures contracts) may be affected significantly, fixed, or supported directly or indirectly by U.S. and foreign government actions. Government intervention may increase risks involved in purchasing or selling foreign currency options, forward contracts, and futures contracts, since exchange rates may not be free to fluctuate in response to other market forces. Foreign governmental restrictions or taxes could result in adverse changes in the cost of acquiring or disposing of foreign currencies.

Options on Securities. The Fund may purchase and write (sell) call and put options on equity securities. These options may be listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. The Fund may write such options for several reasons, including as a substitute for the purchase or sale of securities or to protect against declines in the value of the portfolio securities and against increases in the cost of securities to be acquired.

A call option on securities written by the Fund obligates the Fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option on securities written by the Fund obligates the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date.

Call and put options written by the Fund may be covered through a variety of techniques. A written call option or put option may be covered by (i) maintaining cash or liquid securities in a segregated account with a value at least equal to the Fund’s obligation under the option, (ii) entering into an offsetting forward commitment, (iii) purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Fund’s net exposure on its written option position and/or (iv) taking other permissible actions to cover its obligations. Notwithstanding these forms of cover, the Fund is at risk for significant loss on a call option that it has written if the underlying security increases significantly in value during the option period or on a put option it has written if the underlying security decreases significantly in value during the option period. A written call option on securities may be covered by maintaining the securities that are subject to the option in a segregated account.

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The Fund may terminate its obligations under an exchange traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as “closing purchase transactions.”

The Fund may purchase call options in anticipation of an increase, or put options in anticipation of a decrease (“protective puts”), in the market value of securities of the type in which it may invest. The Fund may also purchase options to replicate a securities position or for other purposes. The Fund may also sell call and put options to close out its purchased options.

The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities or currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the call option.

The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund’s portfolio securities. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the Fund’s portfolio securities.

The Fund’s options transactions will be subject to limitations established by the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Manager. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities or currencies.

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Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. Disruptions in the markets for the securities underlying options purchased or sold by the Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, the Fund as purchaser or writer of an option will be unable to close out its positions until options trading resumes, and it may be faced with considerable losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation or other options markets may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, the Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If the Options Clearing Corporation were to determine that the available supply of an underlying security appears insufficient to permit delivery by the writers of all outstanding calls in the event of exercise, it may prohibit indefinitely the exercise of put options. The Fund, as holder of such a put option, could lose its entire investment if the prohibition remained in effect until the put option’s expiration.

The Fund’s ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations.

The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. The successful use of options depends in part on the Manager’s ability to predict future price fluctuations and, for hedging transactions, the degree of correlation between the options and securities markets.

If an option written by the Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid.

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The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Position limits and other rules of foreign exchanges may differ from those in the United States. In addition, options markets in some countries, many of which are relatively new, may be less liquid than comparable markets in the United States. In addition, because of time differences between the United States and various foreign countries, and because different holidays are observed in different countries, foreign options markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying interest in the United States.

General Limitations on Futures, Swaps and Options Transactions.

The regulation of futures, swaps and options transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse. Future regulation of various types of derivatives, including futures, swaps and options transactions, could limit or prevent the Fund from using these instruments as part of its investment strategy, which could prevent the Fund achieving its investment objective.

Congress, various exchanges and regulatory and self-regulatory authorities have undertaken reviews of options, swaps and futures transactions in light of market volatility. Among the actions that have been taken or proposed to be taken are new limits and reporting requirements for speculative positions, particularly in the energy markets, new or more stringent daily price fluctuation limits for futures and options transactions, and increased margin requirements for various types of futures transactions. Additional measures are under active consideration and as a result there may be further actions that adversely affect the regulation of the instruments in which the Fund invests.

The SEC has recently proposed a new rule that would limit the ability of mutual funds to use futures, swaps, options transactions, and other derivative instruments. The proposed rule and related proposed rule changes, if adopted as proposed, would also implement new asset segregation and reporting requirements with respect to derivatives. If adopted, the new rule could prevent the Fund from executing its investment strategy, increase compliance and reporting costs, and prevent the Fund from achieving its investment objective.

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Certain types of derivatives, such as certain interest rate swaps and certain credit default index swaps, are required to be cleared — meaning that a central clearing organization will be substituted as the counterparty to each side of the transaction. Each party will be required to maintain its positions with a clearing organization through one or more clearing brokers. Although this clearing mechanism is generally expected to reduce counterparty credit risk, it poses a number of additional risks. For example, cleared derivatives transactions may be more expensive to maintain than noncleared over-the-counter (“OTC”) transactions. They may require a Fund to deposit increased amounts of margin. The transactions may be subject to unanticipated close-out by the clearing organization or a clearing broker and the Fund will be subject to the risk that its clearing member or clearing organization will itself be unable to perform its obligations. The Fund may be required to indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the swap execution facility. The Fund also is subject to execution risk if it enters into a derivatives transaction that is required to be cleared (or which the Fund’ adviser expects to be cleared), and no clearing member is willing to clear the transaction on the Fund’s behalf.

The Fund is operated by a person who has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA (the “exclusion”) promulgated by the CFTC. Accordingly, neither the Fund nor the Manager (with respect to the Fund) is subject to registration or regulation as a “commodity pool operator” under the CEA. To remain eligible for the exclusion, the Fund will be limited in its ability to use certain financial instruments regulated under the CEA (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that the Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, the Fund’s Manager may be required to register as a commodity pool operator and/or commodity trading advisor with the CFTC which may cause the Fund’s expenses to increase, adversely affecting that Fund’s total return. The Manager has concluded that the Fund should be able to operate within the exclusion; however, there is no certainty that the Fund will be able to continue to rely on the exclusion in the future. The Manager’s eligibility to claim the exclusion with respect to the Fund will be based upon, among other things, the level and scope of the Fund’s investment in commodity interests, the purposes of such investments and the manner in which the Fund holds out its use of commodity interests and the applicable exemptions and regulations remaining unchanged. The Fund’s ability to invest in commodity interests (including, but not limited to, futures and swaps on broad-based securities indexes and interest rates) is limited by the Manager’s intention to operate the Fund in a manner that would permit the Manager to continue to claim the exclusion under Rule 4.5, which may adversely affect the Fund’s total return. The Manager may determine not to use investment strategies for the Fund that trigger CFTC regulation or may determine to operate the Fund subject to CFTC regulation if applicable. In the event the Manager becomes unable to rely on the exclusion in Rule 4.5 and is required to register with the CFTC as a commodity pool operator with respect to the Fund, the Fund’s expenses may increase, adversely affecting that Fund’s total return.

Other Derivatives. In addition to the transactions described above, the Fund also may (but is not required to) utilize a variety of other derivatives instruments. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of any underlying asset or reference rate, and may relate to, among others, securities, interest rates, currencies or other assets. The Fund’s use of derivatives instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments.

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See “Derivatives Risk” in the Memorandum and “Additional Information Regarding Investment Strategies and Risks—Other Derivatives Instruments” in the SAI for additional information about these and other derivatives instruments that the Fund may use and the risks associated with such instruments.

Leverage. The Fund intends to incur leverage through the use of derivatives such as swaps and shorting securities.

The use of leverage has the potential to increase returns to shareholders, but also involves additional risks. Leverage will increase the volatility of the Fund’s investment portfolio, could compound other risks of the Fund, and could result in larger losses than if it were not used. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, any leverage will decrease (or increase) the net asset value per share to a greater extent than if the Fund were not leveraged. Engaging in such transactions may cause the Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or meet segregation requirements.

The premise underlying the use of leverage is that the costs of leveraging generally will be based on short-term rates, which normally will be lower than the potential return (including the potential for capital appreciation) that the Fund can earn on the longer-term portfolio investments that it makes with the proceeds obtained through the leverage. If this premise is correct with respect to a particular investment, the Fund would benefit from an incremental return. However, if the differential between the return on the Fund’s investments and the cost of leverage were to narrow or result in loss, the incremental benefit would be reduced, eliminated or result in loss. Furthermore, if long-term rates rise, the net asset value of the Fund’s shares will reflect the resulting decline in the value of a larger aggregate amount of portfolio assets than the Fund would hold if it had not leveraged. Thus, leveraging exaggerates changes in the value and in the yield on the Fund’s portfolio. This, in turn, may result in greater volatility of the net asset value of Fund shares.

To the extent the income or capital appreciation derived from securities purchased with funds received from leverage exceeds the cost of leverage, the Fund’s net assets and return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such funds is not sufficient to cover the cost of leverage, the Fund’s net assets and return will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. The use of leverage is considered to be a speculative investment practice and may result in losses.

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Cover. Transactions using options, futures and other derivatives, other than purchased options, expose the Fund to an obligation to another party. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate on its books cash or liquid assets in the prescribed amount as determined daily. In some cases, (e.g., with respect to futures and forwards that are contractually required to “cash-settle” and most swaps), the Fund is permitted under relevant guidance from the SEC or SEC staff to set aside assets with respect to an investment transaction in the amount of its net (marked-to-market) obligations thereunder, rather than the full notional amount of the transaction. By setting aside assets equal only to its net obligations, the Fund will have the ability to engage to a greater extent in transactions in certain derivatives, which may increase the risks associated with such investments. Although this Memorandum and the SAI describe certain permitted methods of segregating assets or otherwise “covering” such transactions for these purposes, such descriptions are not complete. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulation thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund.

Assets used as cover cannot be sold while the position in the corresponding instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund’s assets to cover in accounts could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.

The Fund may participate as a purchaser in initial public offerings of securities ("IPO"). An IPO is a company's first offering of stock to the public.

Investment Limitations. Any investment limitations described herein apply only at the time of purchase of the securities or the consummation of a transaction, and the limitations will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities or consummation of a transaction. As described above, any securities ratings requirements apply only at the time of purchase, and shall not be considered violated on the basis of any change in rating thereafter.

Temporary Defensive Position. During periods when the Manager determines that it is unable to follow the Fund’s investment strategy or that it is impractical to do so, the Fund may temporarily deviate from its investment strategy and invest all or any portion of its assets in Permissible Debt Securities. The Manager’s determination that it is temporarily unable to follow the Fund’s investment strategy or that it is impractical to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Fund’s investment strategy is extremely limited or absent. In such a case, the value of shares of the Fund may be adversely affected and the Fund may not achieve its investment objectives.

PRINCIPAL RISKS

Risk is inherent in all investing. The following discussion summarizes the principal risks that you should consider before deciding whether to invest in the Fund. For additional information about the risks associated with investing in the Fund, see “Additional Information Regarding Investment Strategies and Risks” in the SAI.

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Investment and Market Risk

All securities investments risk the loss of capital. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in the Fund represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The value of the securities in which the Fund invests will affect the value of the Fund’s shares. Your shares at any point in time may be worth less than your original investment.

The performance of the Fund’s investments depends to a great extent upon the Manager correctly assessing the future course of price movements of specific securities and other investments. There can be no assurance that the Manager will be able to predict accurately these price movements. At times, the securities markets experience great volatility and unpredictability. Nevertheless, to the extent that the Fund’s portfolio may from time to time reflect a net long or net short bias, there may be some positive or negative correlation between the performance of the portfolio and the direction of the market. To that degree market direction will not necessarily be a “neutral” factor with respect to the Fund’s performance. An investment in the Fund is subject to the possible loss of the entire principal amount invested.

Liquidity Risk

Certain investments of the Fund may be illiquid. Such investments could prevent the Manager from liquidating unfavorable positions promptly or at the price the Fund would like and subject the Fund to substantial losses. Decreases in the number of financial institutions willing to make markets in the Fund’s investments or in their capacity or willingness to transact may increase the Fund’s exposure to this risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, including rising interest rates. In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may decline in value or be unable to achieve its desired level of exposure to a certain issuer or sector.

Redemption Risk

It is anticipated that a relatively small number of the Fund’s investors could hold a substantial portion of the Fund’s outstanding shares. As such, a redemption of some or all of the Fund shares held by such investors could (i) force the Fund to liquidate securities in its portfolio at inopportune times, (ii) disrupt the Fund’s ability to pursue its investment objectives, or (iii) reduce economies of scale and increase the Fund’s per share operating expenses.

In addition, certain of the Fund's investors may be required to redeem their entire holdings in the Fund (which could be substantial) in the event that, among other things, the Fund does not comply with the investment policies stated in this Memorandum or the SAI or the Manager is replaced by another investment adviser. Such a redemption could result in the dissolution of the Fund in addition to the consequences described in the immediately preceding paragraph.

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Limited Influence Over Fund Affairs

One or more investors may be deemed to control the Fund by virtue of their record and/or beneficial ownership of more than 25% of the outstanding voting securities of the Fund. These control relationships will continue to exist until such time as the above-described share ownership represents 25% or less of the outstanding voting securities of the Fund. Through the exercise of voting rights with respect to shares of the Fund, such an investor may be able to determine the outcome of shareholder voting on matters, including Fund policies for which approval of shareholders of the Fund is required.

Management Risk

The Fund is subject to management risk because it has an actively managed portfolio. The Manager will have complete discretion with respect to the Fund’s trading activities, subject to the Fund’s Board of Trustees and the Fund’s investment policies and restrictions. The Manager will apply its investment philosophy, investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. In addition, the Manager or affiliates of the Manager will serve as the investment managers to investment companies exempt from registration under the 1940 Act that intend to invest in the Fund. The Manager or such affiliates will receive a performance fee or allocation for such services. The performance fees or allocations payable to the Manager or its affiliates may create an incentive for the Manager to cause the Fund to make investments that are riskier or more speculative than would be the case in the absence of a performance fee or allocation. In addition, because the performance fee and allocation are calculated on a basis that includes unrealized appreciation of the Fund’s assets, they may be greater than if such fee or allocation were based solely on realized gains.

Energy Industry Risk

Under normal conditions, the Fund’s investments will be concentrated in the Energy Industry. A fund concentrated in the Energy Industry is likely to present more risks than a fund that is broadly invested in a number of different industries. In addition, risks inherent in investing in the Energy Industry include the following:

Regulatory Risk. Energy Companies are subject to significant Canadian, U.S., state and local government regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services. Various governmental agencies and authorities have the power to enforce compliance with these regulations, and violators may be subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future, which would likely increase compliance costs and may adversely affect the financial performance of Energy Companies.

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Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes, state laws and regulations impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

There is an inherent risk that other entities operating in the energy sector may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle. For example, an accidental release from wells or gathering pipelines could subject them to substantial liabilities for environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. MLPs and other entities operating in the energy sector may not be able to recover these costs from insurance.

Voluntary initiatives and mandatory controls have been adopted or are being discussed both in the United States and worldwide to reduce emissions of “greenhouse gases” such as carbon dioxide, a by-product of burning fossil fuels, and methane, the major constituent of natural gas, which many scientists and policymakers believe contribute to global climate change. These measures and future measures could result in increased costs to certain companies in which the Fund may invest to operate and maintain facilities and administer and manage a greenhouse gas emissions program and may reduce demand for fuels that generate greenhouse gases and that are managed or produced by companies in which the Fund may invest. In the wake of a Supreme Court decision holding that the EPA has some legal authority to deal with climate change under the Clean Air Act, the EPA and the Department of Transportation jointly wrote regulations to cut gasoline use and control greenhouse gas emissions from cars and trucks. These measures, and other programs addressing greenhouse gas emissions, could reduce demand for energy or raise prices, which may adversely affect the total return of certain of the Fund’s investments.

Supply and Demand Risk. A decrease in the production of natural gas, NGLs, crude oil or other energy commodities or a decrease in the volume of such commodities available for transportation, processing, storage or distribution may adversely impact the financial performance of Energy Companies. Production declines and volume decreases could be caused by various factors, including catastrophic events affecting production, depletion of resources, labor difficulties, environmental or other governmental regulation, equipment failures and unexpected maintenance problems, import supply disruption, increased competition from alternative energy sources, international politics and political circumstances (particularly of key energy-producing countries), policies of the Organization of the Petroleum Exporting Countries (“OPEC”) and depressed commodity prices. Alternatively, a sustained decline in demand for such commodities could also impact the financial performance of Energy Companies. Factors that could lead to a decline in demand include economic recession or other adverse economic or political conditions (especially in key energy-consuming countries), higher fuel taxes, governmental regulations, increases in fuel economy, consumer shifts to the use of alternative fuel sources, an increase in commodity prices and weather conditions.

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Interest Rate Risk. Rising interest rates could adversely impact the financial performance of Energy Companies. Rising interest rates may increase an Energy Company’s cost of capital, which would increase operating costs and may reduce an Energy Company’s ability to execute acquisitions or expansion projects in a cost-effective manner. Rising interest rates may also impact the price of Energy Company shares or units as the yields on alternative investments increase.

Acquisition Risk. The ability of MLPs and MLP-Related Entities and dividend paying corporations to grow and, where applicable, to increase distributions to unit holders is dependent principally on their ability to make acquisitions that result in an increase in adjusted operating surplus per unit. In the event that MLPs and MLP-Related Entities and dividend paying corporations are unable to make such accretive acquisitions because, for example, they are unable to identify attractive acquisition candidates, negotiate acceptable purchase contracts, raise financing for such acquisitions on economically acceptable terms or because they are outbid by competitors, their future growth and ability to raise distributions will be limited. Furthermore, even if MLPs and MLP-Related Entities and dividend paying corporations do consummate acquisitions that they believe will be accretive, the acquisitions may in fact result in a decrease in adjusted operating surplus per unit. Any acquisition involves risks, which include, among others: the possibility of mistaken assumptions about revenues and costs, including synergies; the assumption of unknown liabilities; possible limitations on rights to indemnity from the seller; the diversion of management’s attention from other business concerns; unforeseen difficulties operating in new product areas or new geographic areas; and customer or key employee losses at the acquired businesses.

Affiliated Party Risk. Some MLPs may be dependent on their parents or sponsors for a majority of their revenues. Any failure by the parents or sponsors of an MLP to satisfy their payments or obligations could impact the MLPs revenues and cash flows and its ability to make distributions.

Catastrophe Risk. The operations of Energy Companies are subject to many hazards inherent in the transporting, processing, storing, distributing or marketing of natural gas, NGLs, crude oil, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities or products, including: damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters and acts of terrorism; inadvertent damage from construction and farm equipment; leaks of natural gas, NGLs, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions, among others. The occurrence of any such events could result in substantial losses due to, for example, personal injury and/or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage, and may result in the curtailment, suspension or discontinuation of affected Energy Companies’ related operations. Many Energy Companies are not fully insured against all risks inherent to their businesses. If an accident or event occurs that is not fully insured, it could adversely affect an Energy Company’s operations and financial condition.

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Operational Risk. Energy Companies are subject to various operational risks, such as failed drilling or well development, unscheduled outages, underestimated cost projections, unanticipated operation and maintenance expenses, failure to obtain the necessary permits to operate and failure of third-party contractors (e.g., energy producers and shippers) to perform their contractual obligations. In addition, Energy Companies may employ a variety of means of increasing cash flow, including increasing utilization of existing facilities, expanding operations through new construction, expanding operations through acquisitions, or securing additional long-term contracts. Thus, some Energy Companies may be subject to construction risk, acquisition risk or other risk factors arising from their specific business strategies.

Competition Risk. The Energy Companies in which the Fund may invest that are involved in upstream (exploration, development and production of energy resources) and midstream (processing, storing and transporting of energy resources) businesses will face substantial competition in acquiring properties, enhancing and developing their assets, marketing their commodities, securing trained personnel and operating their properties. Many of their competitors, including major oil companies, natural gas utilities, independent power producers and other private independent energy companies, will likely have financial and other resources that substantially exceed their resources. The upstream businesses in which the Fund may invest face greater competition in the production, marketing and selling of power and energy products brought about in part from the deregulation of the energy markets.

Financing Risk. Some of the Energy Companies in which the Fund may invest may rely on capital markets to raise money to pay their existing obligations. Their ability to access the capital markets on attractive terms or at all may be affected by any of the risk factors associated with Energy Companies described above, by general economic and market conditions or by other factors. This may in turn affect their ability to satisfy their obligations to the Fund.

Commodity Pricing Risk. Energy Companies may be affected by fluctuations in the prices of energy commodities, including, for example, natural gas, NGLs, crude oil and coal, in the short- and long-term. Fluctuations in energy commodity prices would impact directly Energy Companies that produce such energy commodities and could impact indirectly Energy Companies that engage in the transportation, storage, processing, distribution or marketing of or exploration for such energy commodities. Commodity prices fluctuate for many reasons, including changes in market and economic conditions or political circumstances (especially of key energy-producing and consuming countries), the impact of weather on demand, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation, international politics, policies of OPEC, and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices may make it more difficult for Energy Companies to raise capital to the extent the market perceives that their performance may be directly tied to commodity prices. The energy sector as a whole may also be impacted by the perception that the performance of energy sector companies is directly linked to commodity prices.

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Depletion and Exploration Risk. Energy Companies engaged in the exploration, development, management or production of natural gas, NGLs (including propane), crude oil or refined petroleum products are subject to the risk that their commodity reserves are depleted over time. Energy Companies generally increase reserves through expansion of their existing businesses, through exploration of new sources or development of existing sources, through acquisitions or by securing long-term contracts to acquire additional reserves. Each of these strategies entails risk. The financial performance of these Energy Companies may be adversely affected if they are unable to cost-effectively acquire additional reserves at a rate at least equal to the rate of decline of their existing reserves. A failure to maintain or increase reserves could reduce the amount and/or change the characterization of cash distributions paid by these Energy Companies.

Weather Risks. Weather plays a role in the seasonality of cash flows of some companies in which the Fund may invest. Companies in the propane industry, for example, rely on the winter season to generate almost all of their earnings. In an unusually warm winter season, propane companies experience decreased demand for their product. Although most companies can reasonably predict seasonal weather demand based on normal weather patterns, extreme weather conditions, such as the hurricanes that severely damaged cities along the U.S. Gulf Coast in recent years, demonstrate that no amount of preparation can protect a company from the unpredictability of the weather or possible climate change. The damage done by extreme weather also may serve to increase many companies’ insurance premiums and could adversely affect such companies’ financial condition and ability to pay distributions to shareholders. Other companies operating in the energy sector may be subject to similar risks.

MLP-Related and I Share Related Risks

An investment in MLP units involves risks that differ from those associated with investments in similar equity securities, such as in common stock of a corporation. Holders of MLP units usually have the rights typically afforded to limited partners in a limited partnership, and as such have limited control and voting rights on matters affecting the partnership. In addition, there is the risk that a MLP could be, contrary to its intention, (a) taxed as a corporation, resulting in decreased returns from such MLP, or (b) taxed as partnership that is not a qualified publicly traded partnership, which could bear on the Fund’s ability to qualify as a RIC under the Code. Further, conflicts of interest may exist between common unit holders, subordinated unit holders and the general partner of the MLP, including those arising from incentive distribution payments. Finally, the extent to which the Fund can invest in MLP units is limited by the Fund’s intention to qualify as a RIC under the Code. I-Shares are generally subject to the same risks as MLP common units.

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Risks of MLP Subordinated Units. MLP subordinated units typically are convertible to MLP common units at a one-to-one ratio. The price of MLP subordinated units is typically tied to the price of the corresponding MLP common unit, less a discount. The size of the discount depends upon a variety of factors, including the likelihood of conversion, the length of time remaining until conversion and the size of the block of subordinated units being purchased or sold.

Small-Cap and Mid-Cap Company Risk

Certain of the Energy Companies in which the Fund may invest may have comparatively smaller capitalizations. The general risks associated with equity securities are particularly pronounced for securities issued by companies with smaller market capitalizations. These companies may have limited markets, as well as shorter operating histories, less experienced management, greater reliance on key employees, and more limited financial resources than issuers with larger market capitalizations and may be more vulnerable to adverse general market or economic developments. Investments in issuers with smaller market capitalizations may be less liquid and may experience greater price fluctuations than investments in issuers with larger market capitalizations. In addition, securities of issuers with smaller market capitalizations may not be widely followed by the investment community, which may result in reduced demand for such securities.

Interest Rate Risk

Generally, when market interest rates rise, the prices of debt obligations (and particularly fixed-rate obligations) fall. As a result, the Fund is subject to the risk that the value of the Permissible Debt Securities in its portfolio will decline in value because of increases in market interest rates. In particular, due to the historically low interest rate environment, risks associated with rising interest rates are heightened. A period of rising interest rates may negatively impact the Fund’s performance. When interest rates increase or for other reasons, debt obligations may be repaid more slowly than expected. As a result, the maturity of the debt obligation is extended, increasing the potential for loss. Interest rate changes can be sudden and unpredictable, and the Fund may lose money if these changes are not anticipated by the Fund’s adviser. A wide variety of factors can cause interest rates to fluctuate (e.g., central bank monetary policies, inflation rates, general economic conditions, and market developments) and debt securities may be difficult to value during such periods. The prices of short-term floating rate debt obligations generally fluctuate less than prices of long-term debt obligations as interest rates change. Because the Permissible Debt Securities portion of the Fund’s portfolio will normally have a weighted average remaining maturity of 18 months or less, that portion of the Fund’s portfolio is expected to have a relatively short duration. Because of the Fund’s expected duration, it is expected that the Fund’s net asset value will tend to fluctuate less in response to changes in market interest rates than if the Fund were invested mainly in long-term debt securities. Although the Fund’s net asset value will vary, the Manager expects the Fund’s policy of investing in Permissible Debt Securities whose combined weighted average maturity is eighteen months or less will substantially reduce the Fund’s overall sensitivity to market interest rate fluctuations arising from the Fund’s use of leverage. However, because rates on certain floating rate debt instruments typically only reset periodically (e.g., monthly or quarterly), changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuation in the Fund’s net asset value.

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Risks Associated with an Investment in Non-U.S. Securities

Investing in non-U.S. securities involves certain risks not involved in domestic investments:

Non-U.S. Securities Risk. These risks include, but are not limited to, the following: fluctuations in currency exchange rates; future foreign economic, financial, political and social developments; different legal systems; the possible imposition of exchange controls or other foreign governmental laws or restrictions; lower trading volume; greater price volatility and illiquidity; different trading and settlement practices; less governmental supervision; high and volatile rates of inflation; fluctuating interest rates; less publicly available information; and different accounting, auditing and financial recordkeeping standards and requirements. Events and evolving conditions in certain geographical areas increase the risks associated with economies and markets that historically were perceived as comparatively stable.

Foreign Currency and Hedging Risk. Because the Fund intends to invest in securities denominated or quoted in foreign currencies, changes in the exchange rate between the U.S. dollar and such foreign currencies will affect the U.S. dollar value of these securities and the unrealized appreciation or depreciation of these investments. The Fund intends to hedge against currency risk resulting from investing in corporations valued with the Canadian dollar and other non-U.S. dollar denominated securities. Currency hedging transactions in which the Fund may engage include buying or selling options or futures or entering into other foreign currency transactions including forward foreign currency contracts, currency swaps or options on currency and currency futures and other derivatives transactions. Hedging transactions can be expensive and have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivatives instruments. Furthermore, the ability to successfully use hedging transactions may depend on the Manager’s ability to predict pertinent market movements, which cannot be assured. Thus, the use of hedging transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell. The use of hedging transactions may result in the Fund incurring losses as a result of matters beyond its control. For example, losses may be incurred because of the imposition of exchange controls, suspension of settlements or the inability of the Fund to deliver or receive a specified currency.

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Risks of Investing in Other Investment Companies

To the extent the Fund invests a portion of its assets in investment companies, including open-end funds, closed-end funds, ETFs and other types of investment companies, those assets will be subject to the risks of the purchased investment companies’ portfolio securities, and a common shareholder in the Fund will bear not only his or her proportionate share of the Fund’s expenses, but also indirectly the expenses of the purchased investment companies. Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Fund’s investments in other funds are subject to the ability of the managers of those funds to achieve the funds’ investment objectives.

Natural Resources Sector Risk

The natural resources sector includes companies principally engaged in owning or developing non-energy natural resources and industrial materials, or supplying goods or services to such companies. The Fund’s investments in MLPs and other entities operating in the natural resources sector will be subject to the risk that prices of these securities may fluctuate widely in response to the level and volatility of commodity prices; exchange rates; import controls; domestic and global competition; environmental regulation and liability for environmental damage; mandated expenditures for safety or pollution control; the success of exploration projects; depletion of resources; tax policies; and other governmental regulation. Investments in the natural resources sector can be significantly affected by changes in the supply of or demand for various natural resources. The value of investments in the natural resources sector may be adversely affected by a change in inflation.

Permissible Debt Securities Risk

In addition to interest rate risk, Permissible Debt Securities (other than cash and shares of money market funds) are subject to certain other risks, including:

Issuer Risk. The value of Permissible Debt Securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called bonds at market interest rates that are below the Fund portfolio’s current earnings rate.

Credit Risk. Credit risk is the risk that a Permissible Debt Security in the Fund’s portfolio will decline in price, or that the issuer will fail to make interest payments when due, because the issuer of the security experiences a decline in its financial status.

In addition to interest rate risk, shares of money market funds are subject to certain other risks. The total return on investments in money market funds will be reduced by the operating expenses and fees of such funds, including any advisory fees. These fees would be in addition to any fees paid by the Fund. In addition, investing in another fund exposes the Fund to all the risks of that fund. While a money market fund is designed to be a relatively low-risk investment, it is not entirely free of risk. A money market fund may not be able to maintain its intended net asset value of $1.00 per share, as a result of deterioration in the credit quality of issuers whose securities the fund holds, or an increase in interest rates. The value of an investment may be eroded over time by inflation. In addition, certain money market funds may invest a substantial portion of their assets in bank obligations. Investments in a single industry, even though representing interests in different companies in such industry, may be affected by common economic forces and other factors. A money market fund may be particularly vulnerable to factors affecting the banking industry.

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Cash Flow Risk

A substantial portion of the cash flow received by the Fund will be derived from its investment in equity securities of High Payout Energy Companies. The amount of cash a High Payout Energy Company has available for distributions and the tax character of such distributions are dependent in part upon the amount of cash generated by the High Payout Energy Company’s operations. Cash available for distribution will vary from quarter to quarter and is largely dependent on factors affecting the relevant High Payout Energy Company’s operations and factors affecting the Energy Industry in general. In addition to the risk factors described above, other factors that may reduce the amount of cash a High Payout Energy Company has available for distribution include increased operating costs, capital expenditures, acquisition costs, expansion, construction or exploration costs and borrowing costs. The Fund may receive cash from its investments in excess of the income recognized for tax purposes, and may distribute such cash as a return of capital. Conversely, the Fund may recognize taxable income in excess of the cash generated by such investments. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

Leverage Risk

The Fund intends to utilize leverage in the form of reverse repurchase agreements and/or certain derivatives contracts and is therefore subject to certain risks. The use of derivatives and other transactions that have a leveraging effect on the Fund’s portfolio may cause the value of your investment in the Fund to be more volatile. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the Fund would otherwise have had. The Fund may also have to sell assets at inopportune times to satisfy its obligations. See also the risks described above in “Portfolio Composition—Leverage.”

Short Sale Risk

The Fund may effect short sales of securities and is therefore subject to certain risks, as previously described under “Portfolio Composition—Short Sales.”

Derivatives Risk

Using derivatives, especially for non-hedging purposes, may involve greater risks to the Fund than investing directly in securities (see the description of the risks of particular derivatives above). Certain derivative transactions may have a leveraging effect on the Fund. Certain general risks associated with the use of derivatives are discussed below. Risks are magnified to the extent that a large portion of the Fund’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.

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Market Risk. Market risk is the risk that the value of the underlying assets may go up or down. Adverse movements in the value of an underlying asset can expose the Fund to losses. Market risk is the primary risk associated with derivatives transactions. Derivatives instruments may include elements of leverage and, accordingly, fluctuations in the value of the derivative instrument in relation to the underlying asset may be magnified. The prices of derivatives may move in unexpected ways due to the use of leverage or other factors, especially in unusual market conditions, and may result in increased volatility. The successful use of derivatives instruments depends upon a variety of factors, particularly the Manager’s ability to manage these sophisticated investments.

Credit Risk. Credit risk is the risk that a loss is sustained as a result of the failure of a counterparty to comply with the terms of a derivative instrument. The counterparty risk for exchange-traded derivatives is generally less than for privately-negotiated or over-the-counter derivatives, since generally a clearing agency, which is the issuer or counterparty to each exchange-traded instrument, provides a guarantee of performance. For privately-negotiated instruments, there is no similar clearing agency guarantee. In all transactions, the Fund will bear the risk that the counterparty will default, and this could result in a loss of the expected benefit of the derivatives transactions and possibly other losses to the Fund.

Correlation Risk. Correlation risk is the risk that there might be an imperfect correlation, or even no correlation, between price movements of a derivative instrument and price movements of investments being hedged or replicated. For example, when a derivative transaction is used to completely hedge another position, changes in the market value of the combined position (the derivative instrument plus the position being hedged) result from an imperfect correlation between the price movements of the two instruments. With a perfect hedge, the value of the combined position remains unchanged with any change in the price of the underlying asset. With an imperfect hedge, the value of the derivative instrument and its hedge are not perfectly correlated. For example, if the value of a derivative instrument used in a short hedge (such as buying a put option or selling a futures contract) increased by less than the decline in value of the hedged investments, the hedge would not be perfectly correlated. This might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. In addition, the Fund’s success in using hedging instruments is subject to the Manager’s ability to correctly predict changes in relationships of such hedge instruments to the Fund’s portfolio holdings, and there can be no assurance that the Manager’s judgment in this respect will be accurate. An imperfect correlation may prevent the Fund from achieving the intended hedge or expose the Fund to a risk of loss.

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Liquidity Risk. Liquidity risk is the risk that a derivative instrument cannot be sold, closed out, or replaced quickly at or very close to its fundamental value. Generally, exchange contracts are liquid because the exchange clearinghouse is the counterparty of every contract. OTC transactions are less liquid than exchange-traded derivatives since they often can only be closed out with the other party to the transaction. The Fund might be required by applicable regulatory requirements to maintain assets as “cover,” maintain segregated accounts and/or make margin payments when it takes positions in derivatives instruments involving obligations to third parties (i.e., instruments other than purchased options). If the Fund is unable to close out its positions in such instruments, it might be required to continue to maintain such accounts or make such payments until the position expires, matures, or is closed out. These requirements might impair the Fund’s ability to sell a security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time. The Fund’s ability to sell or close out a position in an instrument prior to expiration or maturity depends upon the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the counterparty to enter into a transaction closing out the position. Due to liquidity risk, there is no assurance that any derivatives position can be sold or closed out at a time and price that is favorable to the Fund.

Legal Risk. Legal risk is the risk of loss caused by the unenforceability of a party’s obligations under the derivative. While a party seeking price certainty agrees to surrender the potential upside in exchange for downside protection, the party taking the risk is looking for a positive payoff. Despite this voluntary assumption of risk, a counterparty that has lost money in a derivatives transaction may try to avoid payment by exploiting various legal uncertainties about certain derivatives products.

Regulatory Risk. The U.S. and foreign governments are in the process of adopting and implementing regulations governing the derivatives market, including clearing, margin, reporting and registration requirements. The ultimate impact of the regulations remains unclear. The effect of the regulations could be, among other things, to restrict the Fund’s ability to engage in derivatives transactions (including because certain types of derivatives transactions may no longer be available to the Fund) and/or increase the costs of such derivatives transactions (including through increased margin requirements), and the Fund may be unable to execute its investment strategy as a result. It is unclear how the regulatory changes will affect counterparty credit risk. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

Systemic or “Interconnection” Risk. Systemic or interconnection risk is the risk that a disruption in the financial markets will cause difficulties for all market participants. In other words, a disruption in one market will spill over into other markets, perhaps creating a chain reaction. Much of the OTC derivatives market takes place among the OTC dealers themselves, thus creating a large interconnected web of financial obligations. This interconnectedness raises the possibility that a default by one large dealer could create losses for other dealers and destabilize the entire market for OTC derivatives instruments.

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Tax Risk. Use of derivatives or similar instruments may have different tax consequences for the Fund than an investment in the underlying security, and such differences may affect the amount, timing and character of income distributed to shareholders.

Dependence on Key Personnel of the Manager

The success of the Fund will depend, in large part, upon the skill and expertise of the employees of the Manager who will manage the Fund’s investment portfolio on behalf of the Manager. There can be no assurance that any particular investment professional retained by the Manager will continue to be active in the portfolio management of the Fund. The loss of the services of certain investment professionals of the Manager could be adverse to the Fund.

Tax Risk/Distribution Risk

The Fund’s ability to make direct and indirect investments in MLPs, and certain other entities treated as “pass-through” vehicles for U.S. federal income tax purposes is limited by the Fund’s intention to qualify as a RIC, and if the Fund does not appropriately limit such investments or if such investments are recharacterized for U.S. tax purposes, the Fund’s status as a RIC may be jeopardized. Among other limitations, the Fund is permitted to have no more than 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the Fund’s investment objectives and strategies, including the intended use of leverage, the Internal Revenue Service (the “IRS”) could take the position that the 25% limitation is not satisfied, even though the Fund will limit its investments in MLPs to 25% or less than the value of its total assets. If the Fund were to fail to qualify as a RIC in any taxable year, and were ineligible to or otherwise did not cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.

Assuming the Fund qualifies as a RIC, because of accelerated deductions available with respect to the activities of MLPs in which the Fund will invest, on the disposition of an investment in an MLP the Fund will likely realize taxable income in excess of economic gain with respect to that asset (or if the Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied the distribution requirements applicable to RICs under the Code. The Fund may have to borrow or liquidate securities to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to sell securities or borrow money at such time. Distributions attributable to gain from the sale of MLPs that is characterized as ordinary income under the Code’s recapture provisions will be taxable as ordinary income and, in the case of a shareholder that is not a “United States person” within the meaning of the Code, will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). In general, it is likely that a significant portion of the Fund’s distributions to foreign persons will be subject to such withholding.

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Portfolio Turnover

The Fund’s annual portfolio turnover rate may vary greatly from year to year. Although the Fund cannot accurately predict its annual portfolio turnover rate, and may engage in active and frequent trading of portfolio securities, it is not expected to exceed 100% under normal circumstances. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. There are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when the Fund’s investment strategy so dictates. A higher portfolio turnover rate may result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund and that may detract from an investor’s return. High portfolio turnover may also result in the realization of net short-term capital gains by the Fund that may be required to be distributed in order to avoid a Fund-level tax, and when distributed to shareholders, will be taxable as ordinary income.

Valuation Risk

Market prices generally will be unavailable for some of the Fund’s investments, including MLP subordinated units, general partner or managing member interests and restricted or unregistered investments. The value of such securities will be determined by fair valuations determined by the Manager under procedures governing the valuation of portfolio securities adopted by the Board of Trustees. Proper valuation of such securities may require more reliance on the judgment of the Manager than for securities for which an active trading market exists. When the Fund is a limited partner in MLPs through its investment in equity securities of MLPs, the Fund includes its allocable share of the MLP’s taxable income in computing its own income, which is then taxable to common shareholders upon distribution to them by the Fund.

IPO Risk

IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to certain factors, such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When the Fund's asset base is small, a significant portion of the Fund's performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund's assets grow, the effect of the Fund's investments in IPOs on the Fund's performance probably will decline, which could reduce the Fund's performance. Because of the price volatility of IPO shares, the Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund's portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. In addition, the Manager cannot guarantee continued access to IPOs.

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Debt Securities Market Risk

Debt securities markets may, in response to governmental intervention, economic or market developments, or other factors, experience periods of high volatility and reduced liquidity. During those periods, the Fund may experience high levels of shareholder redemptions, and may have to sell securities at times when it would otherwise not do so, and at unfavorable prices. Debt securities may be difficult to value during such periods. In recent periods, governmental financial regulators, including the US Federal Reserve, have taken steps to maintain historically low interest rates by purchasing bonds. Steps by those regulators to curtail or “taper” such activities could result in the effects described above, and could have a material adverse effect on prices for debt securities and on the management of the Fund.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund has established policies and procedures with respect to the disclosure of its portfolio holdings. Form N-CSR and Form N-Q are filed with the SEC on no less than a semi-annual basis. A more detailed description of the Fund's portfolio holdings disclosure policies and procedures is provided in the SAI.

MANAGEMENT OF THE FUND

The Board of Trustees of the Trust is responsible for supervising the operations of the Fund, including supervision of the duties performed by the Manager. There are three Trustees of the Trust, one of whom is an “interested person” (as defined in the 1940 Act) of the Trust and two of whom are not “interested persons” of the Trust. The names and business addresses of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

A discussion of the basis for the Trustees’ approval of the Fund’s investment advisory agreement is included in the Semi-Annual Report to Shareholders for the period ended June 30, 2014 and can be obtained by calling Energy Income Partners at 203-349-8232.

Pursuant to an investment advisory agreement dated August 17, 2006, Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880, serves as the Fund’s investment manager with responsibility for the management of the Fund’s investment portfolio, subject to the supervision of the Fund’s Board of Trustees. For the fiscal year ended December 31, 2015, the aggregate advisory fee paid by the Fund to the Manager was 1.00% of the Fund’s average daily net assets. The Manager’s fee is computed and paid monthly. The Manager contractually has agreed to waive its management fee and/or reimburse Fund expenses so that total annual operating expenses for each class (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; any 12b-1 fees or fees under the Administrative Services Plan; taxes; extraordinary expenses; and any indirect expenses, such as acquired fund fees and expenses) do not exceed 2.00% of the average daily net assets. The expense cap will be in effect for at least a year from the date of this prospectus. Any waiver or reimbursement by the Fund’s adviser is subject to repayment by the Fund within three fiscal years; provided that the Fund is able to make the repayment without exceeding the 2.00% limitation. This expense cap may not be terminated prior to this date except by the Board of Trustees.

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The Manager is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940 and provides advisory services primarily to alternative investment vehicles and similar clients. The Manager was founded in October 2003 by James J. Murchie to invest in MLPs and other energy infrastructure equities, stopped day-to-day operations in November 2004 and resumed operations in July 2006. The Manager focuses on this traditionally high payout, growth oriented, stable asset class, which the Manager believes provides the potential for an attractive total return opportunity for investors.

James Murchie, Eva Pao and John Tysseland, as the Fund’s portfolio managers, share primary responsibility for the day-to-day management of the Fund’s portfolio.

Mr. Murchie is Chief Executive Officer of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund’s operations. Mr. Murchie was a principal of Pequot Capital Management, Inc. from December 2004 through July 2006 and managed two energy MLP related funds. Mr. Murchie was a portfolio manager from 1998 through 2003 at Lawhill Capital, a long/short equity hedge fund investing in energy, cyclical equities and commodities. Before Lawhill, Mr. Murchie was a Managing Director at Tiger Management, LLC from 1995 through 1997 where his primary responsibility was investments in commodities and related equities. Mr. Murchie was also a Principal at Sanford C. Bernstein. Mr. Murchie began his career at British Petroleum. Mr. Murchie graduated with a B.A. in History and Anthropology from Rice University and received his M.A. from Harvard University.

Eva Pao is a Principal of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund’s operations. Previously, Ms. Pao was a Vice President of Pequot Capital Management, Inc. from December 2004 through July 2006 and co-portfolio manager of the Energy MLP strategy. Previously, Ms. Pao was a Managing Director at the Manager from 2003 through November 2004. Ms. Pao was a Manager at Enron Corp. from July 1996 through July 2000 where she managed a portfolio in Canadian oil and gas equities for Enron’s internal hedge fund that specialized in energy-related equities and managed a natural gas trading book. Ms. Pao received her undergraduate degree at Rice University and received her M.B.A. from Harvard Business School.

John K. Tysseland is a Principal of the Manager and co-portfolio manager. John has been a portfolio manager of the Fund since 2016. Prior to joining the Manager in 2014, he worked at Citi Research, most recently serving as a Managing Director where he covered midstream energy companies and MLPs. From 1998 to 2005, he worked at Raymond James & Associates as a Vice President who covered the oilfield service industry and established the firm’s initial coverage of MLPs in 2001. Prior to that, he was an Equity Trader at Momentum Securities from 1997 to 1998 and an Assistant Executive Director at Sumar Enterprises from 1996 to 1997. He graduated from The University of Texas at Austin with a BA in economics.

Please see the “Investment Adviser” in the SAI for additional information regarding the portfolio managers’ compensation, other managed accounts and ownership of securities in the Fund.

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DETERMINATION OF NET ASSET VALUE

The net asset value of Fund shares is computed based upon the value of the Fund’s portfolio securities and other assets. The net asset value is determined as of the close of regular trading on the NYSE (normally 4:00 p.m. New York City time) on each day the NYSE is open for trading. Domestic debt and foreign securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to fair value adjustments as described further below. The Fund calculates net asset value per share by subtracting the Fund’s liabilities (including accrued expenses, dividends payable and any borrowings of the Fund) from the Fund’s total assets (the value of the securities and other investments the Fund holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of shares outstanding.

The assets in the Fund’s portfolio are valued daily in accordance with valuation procedures adopted by the Board of Trustees. A majority of the Fund’s assets currently are valued using market information supplied by third parties. For purposes of determining the net asset value of the Fund, readily marketable portfolio securities listed on any exchange or the NASDAQ Global Market are valued, except as indicated below, at the last sale price or the NASDAQ Official Closing Price as determined by NASDAQ on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean between the most recent bid and asked prices on such day. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollar using exchange rates obtained from independent pricing services.  As a result, the net asset value of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar.  The value of securities traded in markets outside of the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase or redeem shares.

Equity securities traded in the over-the-counter market, but excluding securities trading on the NASDAQ Global Market, are valued at the closing bid prices, if held long, or at the closing asked prices, if held short. Fixed income securities are valued by the Fund using a pricing service. If reliable market quotations are not readily available with respect to a portfolio security held by the Fund, including any illiquid securities, or if a valuation is deemed inappropriate, the value of such security will be determined under procedures adopted by the Board of Trustees in a manner that most fairly reflects fair market value of the security on the valuation date as described below.

Fair Value. The use of fair value pricing by the Fund indicates that a readily available market quotation is unavailable (such as when the exchange on which a security trades does not open for the day due to extraordinary circumstances and no other market prices are available or when events occur after the close of a relevant market and prior to the close of the NYSE that materially affect the value of an asset) and in such situations the Board of Trustees (or the Manager, acting at the Board’s direction) will estimate the value of a security using available information.  In such situations, the values assigned to such securities may not necessarily represent the amounts which might be realized upon their sale. The use of fair value pricing is governed by valuation procedures adopted by the Fund’s Board of Trustees, and in accordance with the provisions of the 1940 Act. In fair valuing the Fund’s investments, consideration is given to several factors, which may include, among others, the following:

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▪	the fundamental business data relating to the issuer;
▪	an evaluation of the forces which influence the market in which the securities of the issuer are purchased and sold;
▪	the type, size and cost of the security;
▪	the financial statements of the issuer;
▪	the credit quality and cash flow of the issuer, based on the Manager’s or external analysis;
▪	the information as to any transactions in, or offers for, the security;
▪	the price and extent of public trading in similar securities of the issuer, or comparable companies;
▪	the dividend or coupon payments;
▪	the quality, value and salability of collateral, if any, securing the security;
▪	the business prospects of the issuer, including any ability to obtain money or resources from a parent or affiliate and an assessment of the issuer’s management; and
▪	the prospects for the issuer’s industry, and multiples (of earnings and/or cash flow) being paid for similar businesses in that industry.

SHAREHOLDER INFORMATION

Purchase of Fund Shares

Currently, shares of the Fund are being privately offered by the Fund. All investors must be “accredited investors” as defined in Regulation D under the Securities Act.

Prospective and subsequent investors in the Fund will be required to complete the Fund’s subscription agreement (the “Subscription Agreement”), two copies of which must be submitted to and accepted by the Fund prior to purchasing Fund shares. The Subscription Agreement contains representations and warranties that prospective investors will be required to make.

You may purchase the Fund’s shares from the Fund on any day when the NYSE is open for business.

Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Fund. A purchase request is in good order if it includes:

•	The dollar amount of the shares to be purchased;
•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

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•	Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity; and
•	Payment in full (by wire).
o	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

If the purchase request is received by the Fund prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

The Fund reserves the right to reject any order. In addition, without notice, the Fund may temporarily suspend sales of its shares to new investors and, in some circumstances, from existing shareholders.

The minimum initial investment and minimum subsequent investment in the Fund is $5,000.

Federal law requires the Fund to verify identifying information in your account application. Additional identifying documentation may be required. If the Fund is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile to the Fund at:

c/o Energy Income Partners, LLC

Attention: Client Relations

49 Riverside Avenue

Westport, Connecticut 06880

Fax: (203) 286-1602

Call the Fund at (203) 349-8232 to confirm receipt of your purchase order form. Do not send cash, checks, or securities directly to the Fund. Purchase requests submitted by mail are “received” by the Fund when actually delivered to the Fund.

Funding Your Investment. You may purchase shares with cash (via wire transfer).

Wire instructions can be obtained by calling (203) 349-8232.

For additional information on purchasing shares, you may contact the Fund by phone, facsimile or mail at:

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c/o Energy Income Partners, LLC

Attention: Client Relations

49 Riverside Avenue

Westport, Connecticut 06880

Tel: (203) 349-8232

Fax: (203) 286-1602

Redemption of Fund Shares

Submitting Your Redemption Request. You may redeem all or a portion of the Fund’s shares that you own on any day when the NYSE is open for business. Redemption requests should be submitted to the Fund Completed Redemption Request forms may be submitted by mail or by facsimile to the Fund at:

c/o Energy Income Partners, LLC

Attention: Investor Relations

49 Riverside Avenue

Westport, Connecticut 06880

Fax: (203) 286-1602

For instructions on redeeming shares, call the Fund at (203) 349-8232. Redemption requests submitted by mail are “received” by the Fund when actually delivered to the Fund. Call the Fund at (203) 349-8232 to confirm receipt of redemption requests.

Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Fund. A redemption request is in good order if it includes:

•	The number of shares or the dollar amount of the shares to be redeemed;
•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);
•	Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;
•	The signature of an authorized signatory as identified in your purchase order form; and
•	Wire instructions or registration address that match the wire instructions or registration address on file at the Fund.

If the redemption request is received by the Fund prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed the Fund in writing to defer the redemption to another day. If you have instructed the Fund to defer the redemption to another day, you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

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The Fund may take up to seven days to remit proceeds. Failure to provide the Fund with a properly authorized redemption request or otherwise satisfy the Fund as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

•	Redemption payments will be made in federal funds transferred to the account designated in your account application to purchase the Fund shares being redeemed.

•	Designation of one or more additional accounts or any change in the bank accounts originally designated in your account application must be made in writing by an authorized signatory according to the procedures in the Redemption Order Form.

•	Upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the Redemption Order Form).

Redemption proceeds may also be paid in-kind at the discretion of the Fund. Shareholders who receive a redemption in-kind may incur costs to dispose of such securities. In addition, depending upon the circumstances, a shareholder may incur a tax liability (in addition to any tax liability arising from receipts of the redemption proceeds) upon a subsequent sale of securities received in a redemption in-kind.

The Fund may suspend the right of redemption and may postpone payment for more than seven days:

•	if the NYSE is closed on days other than weekends or holidays;

•	during periods when trading on the NYSE is restricted;

•	during an emergency, in accordance with the guidance provided by the SEC staff, which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund; and

•	during any other period permitted by the SEC for your protection.

Pursuant to the Fund’s Second Amended and Restated Declaration of Trust, the Fund has the right to redeem Fund shares held by a shareholder for any reason under terms set by the Trustees, including: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) the shares of the Fund held by the shareholder equal to or exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees; (iii) if the Trustees determine that the direct or indirect ownership of shares of the Fund has or may become concentrated in such shareholder to an extent that would disqualify the Fund as a RIC under the Code; (iv) a shareholder should fail to supply a tax identification number if required to do so, or to have the minimum investment required; or (v) if a shareholder shall fail to pay when due for the purchase of shares issued to him. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund.

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Cost Basis Reporting. Upon the redemption of your shares in the Fund, the Fund generally will be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you redeemed. This cost basis reporting requirement is effective for shares purchased, including through dividend reinvestment, on or after January 1, 2012. Please call the Fund at (203) 349-8232 for more information regarding available methods for cost basis reporting and how to select or change a particular method. Please consult your tax advisor to determine which available cost basis method is best for you.

Frequent Purchases/Redemptions of Fund Shares. The Board has not adopted policies and procedures limiting frequent purchases and redemptions because the nature of the Fund’s investments makes the Fund less susceptible to the effects of market timing. Frequent trading strategies may be disruptive to the efficient management of a mutual fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

Distributions

At least annually, the Fund intends to distribute all or substantially all of its investment company taxable income and net capital gain (that is, the excess of net realized long-term capital gains over net realized short-term capital losses). The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. The ultimate tax characterization of the Fund’s distributions made in a calendar or taxable year cannot finally be determined until after the end of the calendar year or taxable year. The Fund will reinvest distributions in additional shares of the Fund unless a shareholder has written to request distributions, in whole or in part, in cash. For more detailed information regarding distributions, see “Tax Matters” below and in the SAI.

Because of the current tax treatment of cash distributions made by MLPs in which the Fund invests, the Fund anticipates that a portion of its distributions, if any, may constitute a return of capital to shareholders for federal income tax purposes. If the Fund makes distributions for a taxable year in excess of the Fund’s current and accumulated earnings and profits, the excess distribution may be treated as a return of capital to you. A return of capital distribution will generally not be taxable, but will reduce the cost basis in your Fund shares and will result in a higher capital gain or in a lower capital loss when you sell your shares. Any return of capital in excess of the basis in your Fund shares, however, will be taxable as capital gain. The Fund is required to provide you with a written statement accompanying any Fund distribution that includes a return of capital that notifies you of the distribution’s source. You should be aware that a “return of capital” may represent a return of your original investment in the Fund, and should not be confused with a distribution from the Fund’s earnings or profits. Please carefully review any written statements accompanying a Fund distribution.

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Because the Fund will be considered a nonpublicly offered RIC for U.S. federal income tax purposes, certain expenses of the Fund, including the management fee, are subject to special “pass-through” rules. The affected expenses will be taxable to certain shareholders as an additional dividend, and are deductible by such shareholders subject to the 2% “floor” on miscellaneous itemized deductions set forth in the Code. For more information, see “Tax Matters” below.

TAX MATTERS

U.S. Federal Income Tax Matters

The following U.S. federal income tax discussion reflects provisions of the Code, U.S. Treasury regulations, rulings published by the IRS and other applicable authority, all as of the date of this Memorandum. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Fund. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to qualify each year for taxation as a RIC eligible for treatment under the provisions of Subchapter M of the Code. If the Fund so qualifies and satisfies certain distribution requirements, the Fund will not be subject to federal income tax on income and gains that are distributed in a timely manner to its shareholders in the form of dividends or Capital Gain Dividends, as defined below. More specifically, the Fund intends (i) in order to be eligible for the special tax treatment accorded RICs under the Code, to distribute with respect to each taxable year of the Fund at least 90% of its “investment company taxable income” (generally, its ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and its tax-exempt interest income, net of expenses attributable to such interest; and (ii) in order to avoid an excise tax, to distribute with respect to each calendar year at least 98% of its ordinary income for such calendar year and at least 98.2% of its capital gain net income (the excess of all capital gains over all capital losses) for the one year period ending October 31 of such calendar year, plus any such income or gain not distributed during the prior calendar year.

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The Fund’s direct and indirect investments in MLPs and certain other entities treated as “pass-through” vehicles for U.S. federal income tax purposes may be limited by the Fund’s intention to qualify as a RIC, and may bear on the Fund’s ability to so qualify. If the Fund does not appropriately limit such investments or if such investments are recharacterized for U.S. tax purposes, the Fund's status as a RIC may be jeopardized. In addition, while 2004 legislation permits RICs to invest a portion of their assets in interests in qualifying MLPs, the legislative history thereto indicates that Congress did not intend for RICs to become conduits through which U.S. tax-exempt investors and non-U.S. investors could invest in MLPs and avoid “unrelated business taxable income” and “effectively connected income,” respectively. Accordingly, there are limitations on the composition of the assets of a RIC that apply to investments in MLPs. Under these limitations, the Fund is permitted to have no more than 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the Fund's investment objectives and strategies, including the intended use of leverage, the IRS could argue that the 25% limitation is not satisfied, even though the Fund will limit its investments in MLPs to 25% or less than the value of its total assets. If the Fund were to fail to qualify as a RIC in any taxable year, and were ineligible to or otherwise did not cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income. The remainder of this section assumes that the Fund qualifies as a RIC.

Some amounts received by the Fund with respect to its investments in MLPs may, if distributed by the Fund, be treated as a return of capital because of accelerated deductions available with respect to the activities of such MLPs and the MLPs’ distribution policies. On the disposition of an investment in such an MLP, the Fund will, as a result of such accelerated deductions, likely realize taxable income in excess of economic gain with respect to that MLP (or if the Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied its distribution requirements. The Fund may have to borrow or liquidate securities to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to borrow money or sell securities at such time.

For federal income tax purposes, distributions of investment income are generally taxable as ordinary income to the extent of the Fund’s current or accumulated earnings and profits. Taxes on distributions of capital gains are determined by how long the Fund owned (or is treated under federal income tax rules as having owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned (or is treated as having owned) for more than one year and that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions attributable to gain from the sale of MLPs that are characterized as ordinary income under the Code’s recapture provisions will be taxable as ordinary income. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

Any gain or loss resulting from the sale or exchange of Fund shares generally will be taxable as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than one year, assuming the Fund shares were held as capital assets.

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Distributions of investment income properly reported by the Fund as derived from “qualified dividend income” – i.e., dividends of U.S. corporations and certain foreign corporations will be taxed in the hands of individuals at the reduced rates applicable to net capital gain, provided holding period and other requirements are met at the Fund and shareholder level. Certain of the securities of Canadian or other foreign companies in which the Fund may invest may be considered securities of passive foreign investment companies (“PFICs”). Dividends paid by PFICs will not be eligible to be treated as qualified dividend income. The Fund’s investments in foreign securities may be subject to foreign withholding and other taxes. For example, the Fund’s investments in Canadian corporations will be subject to Canadian taxes, as further discussed below in “Certain Canadian Federal Income Tax Considerations.” In that case, the Fund’s yield on those securities would decrease. The Fund does not expect to be able to pass through to its shareholders foreign tax credits with respect to such foreign taxes.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

Distributions are taxable to shareholders even if they are paid from income or gains accruing to the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for Fund shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares of the Fund. Shareholders will be notified annually as to the U.S. federal tax status of distributions. The amount by which the Fund’s total distributions exceed its investment company taxable income and net capital gain will generally be treated as a return of capital, the receipt of which will be tax-free up to the amount of a shareholder’s tax basis in his or her shares, with any amounts exceeding such basis treated as gain from the sale of shares. However, to the extent the Fund has current or accumulated earnings and profits in excess of its investment company taxable income and net capital gain, such distributions will instead be treated as dividends. If amounts received by the Fund with respect to a Fund asset are treated as a return of capital due to accelerated deductions or deferred income, the Fund will likely realize taxable income in a later period in excess of economic gain with respect to such asset, and the Fund will have to take such income into account in determining whether the Fund has satisfied its distribution requirements. The Fund may also realize income in connection with the liquidation of portfolio securities to fund such distributions. Any such income would also be taken into account in determining whether the Fund has satisfied its distribution requirements.

A redemption by the Fund of its shares will be treated as a sale of the shares by a shareholder. The Fund may realize taxable income in connection with the liquidation of portfolio securities to fund redemptions or to satisfy its distribution requirements, and any such income will be taken into account in determining whether the Fund has satisfied its distribution requirements.

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The Fund will be considered a nonpublicly offered RIC for U.S. federal income tax purposes. A “nonpublicly offered regulated investment company” is a RIC whose shares are (i) not continuously offered pursuant to a public offering, (ii) not regularly traded on an established securities market and (iii) not held by at least 500 persons at all times during the taxable year. Very generally, pursuant to Treasury Department regulations, expenses of nonpublicly offered RICs, except those specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include advisory fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.

If the Fund is liquidated, it will recognize gain or loss upon the sale or distribution of its assets in liquidation (other than distributions pursuant to individual redemption requests), and any such net gains will be required to be distributed to shareholders as dividends. If the Fund has losses and capital loss carry forwards remaining after the liquidating sales, they will expire, and will not be available to the Fund’s shareholders. In general, the Fund’s liquidating distributions to shareholders will be treated as being made in exchange for the Fund’s shares. Thus, each shareholder will recognize a capital gain or loss depending upon his or her basis which will be treated as a long-term capital gain or loss if the shares have been held for more than one year.

Under current law, the backup withholding tax rate is 28%. The Fund is required to apply backup withholding to certain taxable distributions and redemption proceeds including, for example, distributions paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number. Please see “Tax Matters” in the SAI for additional information about backup withholding.

In general, a U.S. shareholder will not be able to claim any foreign tax credit by reason of foreign taxes paid by the Fund; rather, such credits may be taken by the Fund to the extent eligible.

In general, dividends (other than Capital Gain Dividends and exempt interest dividends, if any) paid to a shareholder that is not a “United States person” within the meaning of the Code (such shareholder, a “foreign shareholder”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, subject to certain exceptions, the Fund generally is not required to withhold any amounts with respect to distributions of (i) net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders (but gains will not include gain from the sale of MLPs to the extent such gain was characterized as ordinary income under the Code’s recapture provisions) (“short-term capital gain dividends”), and (ii) U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign person, to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders (“interest-related dividends”). Depending on the circumstances, the Fund may have determined not to report the portion of its distributions that were eligible to be treated as short-term capital gain and/or interest-related dividends and/or treat such dividends, in whole or in part, as ineligible for these exemptions from withholding.

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If a foreign shareholder’s dividends from the Fund are effectively connected with a trade or business conducted by the foreign shareholder within the United States, those dividends will in general be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply to distributions to foreign shareholders if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Additionally, special rules would apply to the sale of the Fund shares if the Fund were a USRPHC or former USRPHC. Very generally, a USRPHC is a domestic corporation that holds U.S. real property interests (“USRPIs”) the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC, or very generally, an entity that has been a USRPHC in the last five years. The special rules discussed below will also apply to distributions from a RIC that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled QIEs, including RICS and real estate investment trusts (“REITs”) that are QIEs, not-greater-than-10% and not-greater-than-5% interests in publicly traded classes of stock in REITs or RICs (or, in certain cases, not-greater-than the 10% interests).

If the Fund were a QIE, any distributions by the Fund (including, in certain cases, distributions made by the Fund in redemption of its shares) attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands, and (ii) gains realized on the disposition of USRPIs by the Fund would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Fund.

In addition, if the Fund is a USRPHC or a former USRPHC, it would generally be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder, in which case such foreign shareholder generally would also be required to file a U.S. income tax return and pay any additional tax due in connection with the redemption. Such withholding generally is not required if the Fund is a domestically controlled USRPHC or, in certain limited cases, if the Fund (whether or not domestically controlled) holds substantial investments in RICs that were domestically controlled USRPHCs. Foreign shareholders should consult their tax advisers concerning the application of these rules to their investment in the Fund.

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Sections 1471-1474 of the Code, and the U.S. Treasury Regulations, rules and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA, or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends, and 30% of the gross proceeds of share redemptions or exchanges and certain Capital Gain Dividends the Fund pays after December 31, 2018. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

This section describes only some of the U.S. federal income tax consequences of investing in the Fund. You should consult your tax advisor with respect to your own circumstances regarding the above-referenced federal income tax rules and with respect to other federal, state, local or foreign tax consequences of an investment in the Fund. Please see “Tax Matters” in the SAI for additional information regarding the tax aspects of investing in the Fund.

DISTRIBUTION ARRANGEMENTS

The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares. The Fund is self-distributed and does not have a principal underwriter or a private placement agent. Please see the Subscription Agreement for further information on who may invest in the Fund.

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Directory

Principal Office of the Fund:	Energy Income Partners, LLC 49 Riverside Avenue Westport, Connecticut 06880
Registered Office of the Fund:	EIP Growth and Income Fund c/o The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
Investment Manager of the Fund:	Energy Income Partners, LLC 49 Riverside Avenue Westport, Connecticut 06880
Administrator of the Fund:	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Custodian of the Fund:	U.S. Bank, NA 1555 North Rivercenter DriveSuite 302 Milwaukee, WI 53212-3958
Transfer Agent of the Fund:	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Independent Registered Public Accounting Firm of the Fund:	Deloitte & Touche LLP 1700 Market Street Philadelphia, Pennsylvania 19103
Counsel to the Fund:	Thompson Coburn LLP On U.S. Bank Plaza St. Louis, MO 63101

ADDITIONAL INFORMATION

You can find more detailed information about the Fund in the Fund’s SAI, dated April 29, 2016 as may be revised from time to time. The SAI, and the independent registered public accounting firm’s report and the financial statements included in the Fund’s most recent annual report to its shareholders, has been filed electronically with the SEC and information relating to the Fund is incorporated by reference into, and is legally a part of, this Memorandum. To receive your free copy of the SAI, or the annual or semi-annual reports, or if you have questions about investing in the Fund, please call us at (203) 349-8232 (collect) or write us at:

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EIP Growth and Income Fund

49 Riverside Avenue

Westport, Connecticut 06880

The Fund’s financial statements are contained in the Fund’s annual and semi-annual shareholder reports, which are supplied 60 days after the close of the period for which the report is being supplied, or as otherwise required by the 1940 Act. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that affected the Fund’s performance during its last fiscal year. The Fund does not make its SAI and annual and semi-annual reports available at a Fund Internet Web site; because the Fund is privately offered, it does not maintain an Internet Web site. You can find reports and other information about the Fund on the SEC’s website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-1520. Information about the Fund, including its SAI, can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 1-202-551-8090.

SEC File No. 811-21940

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PRIVACY NOTICE

Rev. 01/2016

FACTS	WHAT DOES Energy Income Partners, LLC DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and bank and brokerage account numbers

• Full legal name and mailing, telephonic and electronic contact information

• Net worth, income and information about your occupation.

When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share clients' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their clients' personal information; the reasons Energy Income Partners chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Energy Income Partners share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	No
For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes— information about your creditworthiness	No	No
For nonaffiliates to market to you	No	No

Questions?	Call 203-349-8235 or go to www.energymlp.com
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Who we are
Who is providing this notice?	Energy Income Partners, LLC (“EIP”)

What we do
How does Energy Income Partners protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Energy Income Partners collect my personal information?

We collect your personal information, for example, when you

•      Complete agreements or open third-party brokerage accounts

•      Discuss your service needs or submit requests or correspondence

•      Utilize a financial advisor to engage our services on your behalf.

We also collect information necessary to comply with our anti-money laundering requirements, which includes personal identification data.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•      sharing for affiliates’ everyday business purposes—information about your creditworthiness

•      affiliates from using your information to market to you

•      sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•       First Trust Capital Partners, LLC ("FTCP"), owns a minority interest in Energy Income Partners, LLC. FTCP, in turn, is affiliated with several broker-dealers and investment advisers.

•       Funds advised and sub-advised by EIP.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•       Accountants, law firms, compliance service providers, technology support firms, print services, broker-dealers, banks, administrative support firms, and potentially others.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Not applicable.

Other important information
56

EIP Growth and Income Fund

Statement of Additional Information

EIP Growth and Income Fund (the “Fund”) is a diversified, open-end, management investment company and is currently the sole series of EIP Investment Trust (the “Trust”). Energy Income Partners, LLC (the “Manager” or “EIP”) serves as the Fund’s investment adviser.

This Statement of Additional Information (“SAI”) is not a prospectus, but should be read in conjunction with the Fund’s Private Placement Memorandum dated April 29, 2016, as may be revised from time to time (the “Memorandum”). This SAI does not include all information that a prospective investor should consider before purchasing Fund shares. Investors should obtain and read the Memorandum prior to purchasing Fund shares. The audited financial statements and notes thereto in the Fund's annual report to shareholders for the fiscal year ended December 31, 2015 are incorporated into this SAI by reference. A copy of the Fund’s Memorandum or most recent annual report may be obtained without charge by calling (203) 349-8232 (collect) or by writing the Manager at 49 Riverside Avenue, Westport, CT 06880. Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Private Placement Memorandum.

This SAI is dated April 29, 2016, as may be revised from time to time.

i

Fund History

EIP Growth and Income Fund (the “Fund”) was formed on August 17, 2006 and is a diversified, open-end management investment company. The Fund is currently the sole series of EIP Investment Trust (the “Trust”), a Delaware statutory trust.

ADDITIONAL information regarding Investment STRATEGIES AND RISKS

The following information supplements the discussion of the Fund’s investment strategies and risks that are described in the Memorandum. For further discussion of the Fund’s portfolio composition and associated special risk considerations, see “INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES” and “PRINCIPAL RISKS” in the Memorandum.

Permissible Debt Securities

As disclosed in the Memorandum, the Fund intends to invest in Permissible Debt Securities. Permissible Debt Securities include cash and the following instruments:

(i) demand and time deposits in, certificate of deposit of, or banker’s acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof, which depository institution or trust company is subject to supervision and examination by United States federal or state authorities and at the time of investment or contractual commitment providing for investment have a long-term unsecured credit rating of “Aaa” or “Aa” by Moody’s Investor Services, Inc. (“Moody’s) or “AAA” or “AA” by Standard & Poor’s Corporation (“S&P”), or a short-term debt unsecured credit rating of at least “P-1” or “P-2” by Moody’s and “A-1+” or “A-1” by S&P or, if unrated, are determined by the Manager to be of similar quality. Certificates of deposit are negotiable certificates that are issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Demand deposits may be withdrawn on demand by the investor. Fixed time deposits, which are bank obligations payable at a stated maturity date and bearing interest at a fixed rate, also may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits;

(ii) registered debt obligations of the United States of America or registered debt obligations, the timely payment of principal and interest on which is fully and expressly guaranteed by the United States or any agency or instrumentality of the United States or the obligations of which are expressly backed by the full faith and credit of the United States;

(iii) registered debt obligations issued by the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), Fannie Mae, Sallie Mae, Freddie Mac, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit Banks or the Government National Mortgage Association (issuers of home mortgage, small business, agricultural, student and other loans);

1

(iv) registered debt securities bearing interest issued by any company incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Aaa” or “Aa” from Moody’s or “AAA” or “AA” from S&P or, if unrated, are determined by the Manager to be of similar quality. Registered debt securities generally are used by corporations and other issuers to borrow money from investors. The issuer pays the investor a variable or fixed rate of interest and normally must repay the amount borrowed on or before maturity;

(v) guaranteed investment contracts (“GICs”) issued by any corporation incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Aaa” or “Aa” from Moody’s or “AAA” or “AA” from S&P or, if unrated, are determined by the Manager to be of similar quality. GICs are contracts that provide for repayment of principal and payment of a fixed or floating interest rate over a predetermined period of time;

(vi) commercial paper issued by any corporation incorporated under the laws of the United States or any state thereof, with a maturity of not more than 183 days from the date of issuance and having at the time of investment credit ratings of “P-1” or “P-2” by Moody’s and “A-1+” or “A-1” by S&P, or, if unrated, are determined by the Manager to be of similar quality. Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies;

(vii) registered debt securities bearing interest issued by the European Investment Bank (the European Union’s financing institution), the International Bank of Reconstruction and Development (commonly called the “World Bank”) or the Inter-American Development Bank (supra-national lender to public institutions to promote Latin American and Caribbean development);

(viii) shares issued by money market funds; and

(ix) registered debt securities bearing interest issued by any company in the Energy Industry incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of “Baa” or higher from Moody’s or “BBB” or higher from S&P (commonly known as “Investment Grade”) or, if unrated, are determined by the Manager to be of similar quality.

All Permissible Debt Securities, taken together, including cash and shares of money market funds (which are treated as having a maturity of one day), must have a weighted average remaining maturity of 18 months or less. Bonds with interest rates that are re-settable are treated as having a maturity equal to the frequency with which its interest rate is re-set. For example, if the Fund’s only holdings of Permissible Debt Securities were two bonds, one of which was a five-year fixed-rate bond with 27 months remaining to maturity and the other was a three-year bond with a floating interest rate re-settable every 3 months, and the bonds were held in equal size, the weighted average remaining maturity would be 15 months (27 months plus 3 months divided by two).

2

As described above, the securities ratings requirements of Permissible Debt Securities apply only at the time of purchase, and shall not be considered violated on the basis of any change in rating thereafter.

A general description of the ratings of securities by Moody’s and S&P is set forth in Appendix A to the Statement of Additional Information. The ratings of Moody’s and S&P represent their opinions as to the quality of the securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while obligations with the same maturity and coupon with different ratings may have the same yield. Credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

Other Derivatives Instruments

In addition to swap agreements and currency hedging transactions described in the Memorandum, the Fund may, but is not required to, use various strategic transactions to seek to, among other things, (1) facilitate portfolio management, (2) mitigate risks and/or (3) earn income. Although the Manager seeks to use such practices to further the Fund’s investment objectives, no assurance can be given that the Manager will engage in any of these practices or that these practices will achieve this result. Certain of these transactions involve derivatives instruments. A derivative is a financial instrument whose performance is derived at least in part from the performance of an underlying reference rate, security or asset. The values of certain derivatives can be affected dramatically by even small market movements, sometimes in ways that are difficult to predict. There are many different types of derivatives, with many different uses. The Fund may purchase and sell derivatives instruments including, but not limited to, exchange-listed and over-the-counter put and call options on equity securities. Collectively, all of the above are referred to as “Strategic Transactions.” The Fund generally will seek to use Strategic Transactions as a portfolio management or hedging technique in an effort to seek to protect against possible adverse changes in the market value of securities held in or to be purchased for the Fund’s portfolio, protect the value of the Fund’s portfolio, facilitate the sale of certain securities for investment purposes, and/or establish positions in the derivatives markets as a substitute for purchasing or selling particular securities. Market conditions will determine whether and in what circumstances the Fund would employ any of the hedging and strategic techniques described below. The Fund will incur brokerage and other costs in connection with its use of Strategic Transactions.

Delay in Investing the Proceeds of Sales of Shares

Although the Fund currently intends to invest the proceeds of any sales of shares as soon as practicable, such investments may be delayed if suitable investments are unavailable at the time or if the Fund is unable to secure firm commitments for direct placements. The trading market and volumes for equity securities of Energy Companies may at times be less liquid than the market for other securities. As a result, it is anticipated that the Fund may not be fully invested immediately after a sale of shares, and it may take a period of time before the Fund is able to accumulate positions in certain securities. Until the Fund is able to invest the net proceeds of a sale of shares in accordance with the Fund’s investment objectives and strategies, the proceeds of a sale of shares may be invested in cash, cash equivalents or other securities. As a result, the return on Fund shares may be slightly lower than what they would be were the Fund to be fully invested in accordance with its objectives and policies.

3

Terrorism/Market Disruption Risk

Due to terrorist threats and global political unrest, the U.S. government has issued warnings that energy assets, specifically the United States’ pipeline infrastructure, may be the future target of terrorist organizations. In addition, changes in the insurance markets attributable to the terrorist threats and unrest have made certain types of insurance more difficult, if not impossible, to obtain and have generally resulted in increased premium costs. Additionally, continued global political unrest could have significant adverse effects on the U.S. economy, the stock market and world economies and markets in general. Uncertainty surrounding retaliatory strikes may affect the operations of companies in the Energy Industry in unpredictable ways, including disruptions of fuel supplies and markets, and transmission and distribution facilities could be direct targets, or indirect casualties, of an act of terrorism. The Fund cannot predict the effects that any future terrorist attacks could have on the U.S. and world economies, or the net asset value of Fund shares.

Initial Public Offerings

To the extent consistent with its investment policies and limitations, the Fund may purchase stock in an initial public offering (“IPO”). An IPO is a company’s first offering of stock to the public. Risks associated with IPOs may include considerable fluctuation in the market value of IPO shares due to certain factors, such as the absence of a prior public market, unseasoned trading, a limited number of shares available for trading, lack of information about the issuer and limited operating history. The purchase of IPO shares may involve high transaction costs. When the Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the underlying investment company. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance. Because of the price volatility of IPO shares, the Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. In addition, the Fund cannot guarantee continued access to IPOs.

Cybersecurity Risks

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s third party service providers (including, but not limited to, the administrator and transfer agent) or the issuers of securities in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Fund has established business continuity plans and systems designed to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by issuers in which the Funds invest.

4

Temporary Defensive Positions

In response to adverse market, economic, political or other conditions, the Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies, such as investing some or all of the Fund’s assets in cash, cash equivalents, or fixed-income securities (including U.S. Government and agency obligations). The Fund may also choose not to use these temporary defensive strategies for a variety of reasons, even in volatile market conditions. Engaging in these temporary defensive measures may cause the Fund to miss out on investment opportunities and may prevent the Fund from achieving its investment objective. While temporary defensive positions are designed to limit losses, these strategies may not work as intended.

Investment Restrictions

The Fund has adopted certain fundamental investment limitations that are set forth below.

The Fund may:

(1) Borrow money, lend, or issue senior securities to the fullest extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the rules or regulations thereunder or applicable orders of the Securities and Exchange Commission (“SEC”), as such statute, rules, regulations or orders may be amended from time to time.

(2) Not concentrate investments in a particular industry or group of industries as concentration is defined under the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time, except that the Fund will concentrate its investments in the Energy Industry. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities will not be considered to represent an industry.

(3) Underwrite securities to the fullest extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

(4) Purchase or sell commodities, commodities contracts, futures contracts, options, forward contracts or real estate to the fullest extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

5

Notwithstanding any fundamental investment restriction or other limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

The foregoing fundamental restrictions and limitations will apply only at the time of purchase of the securities or the consummation of a transaction, and the percentage limitations will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities or consummation of a transaction. The foregoing fundamental investment restrictions cannot be changed without approval by holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. Under the 1940 Act, a “majority of the outstanding voting securities” means the vote of the lesser of: (A) 67% or more of the Fund’s shares present at a meeting, if the holders of more than 50% of the Fund’s shares are present or represented by proxy; or (B) more than 50% of the Fund’s shares.

The fundamental investment limitations set forth above limit the Fund’s ability to engage in certain investment practices and purchase securities or other instruments to the extent permitted by, or consistent with, the 1940 Act. Relevant limitations of the 1940 Act are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account, where deemed appropriate by the Fund, to determine if an investment practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As such, these limitations of the 1940 Act will change as the statute, rules, regulations or orders (or, if applicable, interpretations) change, and no shareholder vote will be required or sought.

Fundamental Investment Restriction (1). Under the 1940 Act, the Fund may only borrow up to one-third of the value of its total assets less liabilities (other than liabilities representing senior securities). Borrowing by the Fund allows it to leverage its portfolio, which exposes it to certain risks. Leveraging increases the effect of any increase or decrease in the value of portfolio securities on the Fund’s net asset value, and money borrowed will be subject to interest costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the return from the securities purchased with borrowed funds. The Fund may use borrowed money for any purpose permitted by the 1940 Act.

The 1940 Act restricts the ability of any mutual fund to lend. Under the 1940 Act, the Fund may only make loans if expressly permitted to do so by the Fund’s investment policies, and the Fund may not make loans to persons who control or are under common control with the Fund. Thus, the 1940 Act effectively prohibits the Fund from making loans to certain persons when conflicts of interest or undue influence are most likely present. The Fund may, however, make other loans which could expose shareholders to additional risks, such as the failure of the other party to repay the loan. The Fund retains the flexibility to make loans to the extent permitted by its investment policies.

6

The ability of a mutual fund to issue senior securities is severely circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing, and form of senior securities that may be issued. Certain portfolio management techniques, such as reverse repurchase agreements, credit default swaps, dollar rolls, futures contracts, short sales, or the writing of options on portfolio securities, may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. To the extent the Fund covers its commitment under such instruments, including by segregation of liquid assets, entering into offsetting transactions or owning positions covering the obligations, such instruments will not be considered a “senior security” by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Although this SAI describes certain permitted methods of segregating assets or otherwise “covering” such transactions for these purposes, such descriptions are not complete. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund.

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

Fundamental Investment Restriction (2). “Concentration” is interpreted under the 1940 Act to mean investment of 25% or more of the Fund’s total assets in a single industry. If a fund “concentrates” its investments in a particular industry, investors are exposed to greater risks because the fund’s performance is largely dependent on that industry’s performance. The Fund will concentrate its investments in the Energy Industry, and the risks of such concentration are described in the Memorandum. For purposes of this limitation, the Fund does not consider certificates of deposit or banker’s acceptances issued by domestic branches of U.S. or non-U.S. banks to be in a single industry.

Fundamental Investment Restriction (3). The 1940 Act prohibits a diversified mutual fund from underwriting securities in excess of 25% of its total assets.

Fundamental Investment Restriction (4). This restriction would permit investment in commodities, commodities contracts (e.g., futures contracts or related options), swaps, options, forward contracts or real estate to the extent permitted under the 1940 Act. However, it is unlikely that the Fund would make such investments, other than the use of futures contracts or related options, swaps, options, and forward contracts, as explained in the Memorandum and this SAI. The Fund, however, may consider using these investment techniques in the future. Commodities, as opposed to commodity futures, represent the actual underlying bulk goods, such as grains, metals and foodstuffs.

The Fund intends to remain diversified, as “diversified” is defined under the 1940 Act. In general, the Fund is “diversified” under the 1940 Act if at least 75% of the value of its total assets is represented by (i) cash, cash items, government securities and securities of other investment companies and (ii) securities limited in respect of any one issuer to 5% or less of the value of the total assets of the Fund and 10% or less of the outstanding voting securities of such issuer.

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Management of the Fund

Board Leadership Structure and Oversight

The following provides an overview of the leadership structure of the Board of Trustees of the Trust (the “Trustees” or the “Board”) and the Board’s oversight of the risk management process of the Fund. The Board consists of three Trustees, two of whom are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Independent Trustees”). The Board has determined that, in light of the small size of the Board and Fund complex, the functions typically performed by the chairman of the Board were not necessary, and, as a result, the Board has not designated a chairman. Each of the two standing Committees of the Board, to which the Board has delegated certain authority and oversight responsibilities, is comprised exclusively of Independent Trustees. For a description of the oversight functions of each of the Committees, see “Committees” below in this SAI. Both standing Committees have as members all of the Independent Trustees. In connection with each of the Board’s regular meetings, the Independent Trustees generally meet separately from EIP with their counsel and with the Fund’s Chief Compliance Officer. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the Fund.

The Fund has retained EIP as the Fund’s investment adviser. EIP provides the Fund with investment advisory services and is responsible for day-to-day management of the risks that arise from the Fund’s investments. Employees of EIP serve as President, Treasurer, Chief Compliance Officer, and Secretary of the Fund. The Board provides oversight of the services provided by EIP, including the risk management services. In addition, to the extent applicable, each Committee of the Board provides oversight of EIP’s risk management services with respect to the particular activities within the Committee’s purview. In the course of providing oversight, the Board and the Committees receive reports on the Fund’s activities, including regarding the Fund’s investment portfolio, the compliance of the Fund with applicable laws, and the Fund’s financial accounting and reporting. The Independent Trustees also meet periodically with counsel to the Independent Trustees and the Fund’s Chief Compliance Officer to review reports regarding the compliance of the Fund with the federal securities laws and the Fund’s internal compliance policies and procedures. In addition, the Board meets periodically with the portfolio managers of the Fund to receive reports regarding the management of the Fund, including its investment risks.

TRUSTEES AND OFFICERS – IDENTIFICATION AND BACKGROUND

The Fund’s officers, under the supervision of the Board, manage the day-to-day operations of the Fund. The Trustees set broad policies for the Fund and choose its officers. The following is a list of the Trustees and officers of the Fund and a statement of their present positions and principal occupations during the past five years. The address of each Trustee and officer is c/o EIP Investment Trust, 49 Riverside Avenue, Westport, Connecticut 06880. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Except as otherwise provided by law, the Trust’s Second Amended and Restated Declaration of Trust or the Amended and Restated Bylaws, the President and the Treasurer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees.

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Name and Month of Birth	Additional Office(s) of the Fund Held by Trustee	Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorship(s) Held by Trustee

Trustee who is considered an “Interested Person” of the Fund (“Interested Trustee”)
James J. Murchie (1) Month of Birth: 11/1957	President	Since July 2006	President and CEO of Energy Income Partners, LLC (since 2006)	1	None

Independent Trustees
Arnold M. Reichman Month of Birth: 05/1948	None	Since February 2015	Co-Founder and Chief Executive Officer, Lifebooker, LLC (internet advertising) (since 2007)	1	Chairman, The RBB Fund, Inc. (23 portfolios) (since 1995).

Salvatore Faia Month of Birth: 12/1962	None	Since December 2005	President and CEO, Vigilant Compliance, LLC (mutual fund and investment adviser compliance company) (since 2004)	1	None

(1) Mr. Murchie is deemed an “interested person” (as that term is defined in the 1940 Act) of the Fund due to his position as President and CEO of the Manager and President of the Fund.

Name and Month of Birth	Position(s) and Office(s) with Fund	Length of Time Served	Principal Occupations During Past 5 Years

Additional Officers of the Fund
Linda Longville Month of Birth: 07/1958	Treasurer and Principal Financial and Accounting Officer	Since July 2006	Principal, Energy Income Partners, LLC (since 2006)

Nandita Hogan Month of Birth: 12/1971	Secretary, Chief Legal Officer, Chief Compliance Officer and Anti-Money Laundering Compliance Officer	Secretary since December 2015, CCO, CLO and AMLCO since May 2015	CCO of Energy Income Partners, LLC from March 2015 to present, Compliance Manager from September 2014 to March 2015. CCO for Serengeti Asset Management, LP from January 2013 to September 2014. CCO of Breeden Capital Management, LLC from February 2009 through January 2013.

The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve. Generally, no one factor was decisive in the original selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

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In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee of the Fund. Following is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that an individual should serve on the Board:

Salvatore Faia

Mr. Faia has extensive experience with mutual funds, investment advisers, hedge funds, broker dealers, and the investment management industry. In addition to his significant experience as an attorney addressing legal issues related to the 1940 Act and the Investment Advisers Act of 1940, as amended, he is a Certified Public Accountant, a Certified Fraud Examiner, and holds various FINRA securities licenses. Mr. Faia is the president and founder of Vigilant Compliance Services, a full-service compliance firm serving mutual funds, investment advisers and the investment industry. Mr. Faia serves as Chief Compliance Officer and president for select mutual funds and investment advisers. He was previously a partner at a national law firm in Philadelphia, where he was a part of its Securities and Investment Management Group.

James J. Murchie

Mr. Murchie has extensive executive experience in the investment management industry. He is the President and portfolio manager of the Fund and is a Principal of the Fund’s adviser, EIP. He previously served as a Principal at Pequot Capital Inc. and several other investment advisory firms, where he specialized in energy-related securities. Mr. Murchie has served on the board of Clark Refining and Marketing Company and as president and treasurer of the Oil Analysts Group of New York.

Arnold M. Reichman

Mr. Reichman has extensive experience in the investment management industry as well as senior executive-level management experience. He previously served as Senior Managing Director and Chief Operating Officer of Warburg Pincus LLC, a leading global asset management firm, in addition to management roles at several other financial institutions. Mr. Reichman is the Co-Founder and Chief Executive Officer of Lifebooker LLC, an internet marketplace for beauty and health appointment booking. He also serves as Chairman of the Board of Directors for The RBB Fund, Inc.

COMMITTEES

The Board of Trustees of the Fund has two standing committees, the Audit Committee and the Nomination and Compensation Committee.

The Audit Committee is responsible for (i) overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (ii) overseeing the quality and objectivity of the Fund’s financial statements and the independent audit thereof; (iii) reviewing such aspects of the operations of the Fund as the Audit Committee or the full Board shall deem appropriate; (iv) acting as liaison between the Fund’s independent auditors and the full Board of Trustees; (v) participating in, as appropriate, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, the Fund’s “reporting up” compliance process for attorneys appearing and practicing before the Securities and Exchange Commission in the representation of the Fund, as such process is implemented by the Fund’s Chief Legal Officer; (vi) holding scheduled meetings on a semi-annual basis in order to conduct such Audit Committee business and report to the full Board of Trustees at their next regularly scheduled meeting or sooner; and (vii) submitting minutes of such meetings to the full Board on a regular basis. Mr. Faia and Mr. Reichman are the members of the Audit Committee. Mr. Reichman was elected to the Audit Committee in February 2015. During the fiscal year ended December 31, 2015, the Audit Committee met four times.

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The Nomination and Compensation Committee is responsible for (i) determining requisite standards or qualifications for nominees to serve as Trustees on the Board, (ii) identifying possible candidates to become members of the Board in the event that a Trustee position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more Trustees are to be elected, (iii) considering and evaluating such candidates and recommending Trustee nominees for the Board’s approval, and (iv) considering and evaluating nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. In addition, the Nomination and Compensation Committee is responsible for recommending for approval by the Board the structure and levels of compensation and other related benefits to be paid or provided by the Trust to Board Members (the “Independent Trustees”) who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the 1940 Act. Mr. Faia is a member of the Nomination and Compensation Committee. The Nomination and Compensation Committee did not meet during the fiscal year ended December 31, 2015.

A shareholder must follow the following procedures in order to properly submit a recommendation for a Trustee nominee for the Committee’s consideration:

1.	The shareholder must submit any such recommendation in writing to the Trust, to the attention of the Secretary, at the address of the principal executive offices of the Trust.

2.	The shareholder recommendation must include:

(i)         a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the shareholder (the “candidate”); and (B) whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust (as defined in the 1940 Act) and information regarding the candidate that will be sufficient for the Trust to make such determination;

(ii)        the written and manually signed consent of the candidate to be named as a nominee and to serve as a trustee if elected;

(iii)       the recommending shareholder’s name as it appears on the Trust’s books and the class or series and number of all shares of the Trust owned beneficially and of record by the recommending shareholder (as evidenced to the Committee’s satisfaction by a recent brokerage or account statement); and

(iv)       a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder.

In addition, the Nomination and Compensation Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board and information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for the election of trustees.

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Effective July 1, 2010, the Fund pays each Independent Trustee an annual retainer of $25,000, which includes compensation for all regular quarterly board meetings and regular committee meetings. No additional meeting fees are paid in connection with regular quarterly board meetings or regular committee meetings. Additional fees of $1,250 and $400 are paid to Independent Trustees for special in-person board or non-regular committee meetings and telephonic board or non-regular committee meetings, respectively.

The following table sets forth the compensation paid by the Fund to each of the Trustees during the fiscal year ended December 31, 2015. The Fund has no retirement or pension plans.

Name of Trustee	AGGREGATE COMPENSATION FROM FUND

Interested Trustee
James J. Murchie*	None

Independent Trustees
Arnold M. Reichman**	$25,000

Salvatore Faia	$25,000

*     Mr. Murchie is deemed an “interested person” (as that term is defined in the 1940 Act) of the Fund due to his positions as President and CEO of the Manager and President of the Fund.

**	Mr. Reichman was appointed to the Board of Trustees in February 2015.

The Fund has no employees. The Fund’s officers receive no compensation from the Fund.

BENEFICIAL OWNERSHIP OF FUND SHARES

Beneficial ownership in Fund shares reflected in the tables below entitled “Trustee Beneficial Ownership of Fund Shares” and “Control Persons and Principal Holders of the Fund” was determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Murchie’s beneficial ownership of Fund shares is included in those tables and in the table entitled “Portfolio Manager Beneficial Ownership of Fund Shares”. Ms. Pao’s and Mr. Tysseland’s beneficial ownership of Fund Shares is included in the table entitled “Portfolio Manager Beneficial Ownership of Fund Shares”.

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TRUSTEE BENEFICIAL OWNERSHIP OF FUND SHARES

The following table sets forth the dollar range of equity securities beneficially owned by the Trustees in the Fund as of December 31, 2015:

Name of Trustee	Dollar Range of Equity Securities in the Fund

Interested Trustee
James J. Murchie	Over $100,000

Independent Trustees
Arnold M. Reichman[1]	None
Salvatore Faia	$50,001- $100,000

1 Mr. Reichman was appointed to the Board of Trustees in February 2015.

As of December 31, 2015, the Trustees and officers of the Fund owned approximately 11.79% of the outstanding shares of the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF THE FUND

As of March 31, 2016, the following persons owned of record or were known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund.

GEF FRE	31.44%
John and Christy Mack Foundation	21.27%
Valuequest	10.36%
James j. Murchie	9.19%
Andrew quartner ira	7.16%

Any person owning more than 25% of the outstanding shares of the Fund may be deemed to be a “control person” of the Fund under the federal securities laws. Through the exercise of voting rights with respect to shares of the Fund, such an investor may be able to determine the outcome of shareholder voting on matters, including Fund policies for which approval of shareholders of the Fund is required.

Investment Adviser

Pursuant to an investment advisory agreement between the Trust, on behalf of the Fund, and the Manager (the “Advisory Agreement”), the Manager shall act as investment adviser to the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust’s Second Amended and Restated Declaration of Trust, dated July 31, 2006, and the Amended and Restated Bylaws, each as amended from time to time, to the provisions of the 1940 Act and the rules, regulations and orders thereunder and to the Fund’s then-current Memorandum and SAI. The Manager also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to the Fund’s portfolio securities in accordance with the Manager’s policies and procedures as presented to the Trustees of the Trust from time to time. The Advisory Agreement provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations thereunder.

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The Advisory Agreement also provides that the Trust shall indemnify to the fullest extent permitted by law out of the assets of the Fund each of the Manager and all of its shareholders, officers, management committee members, employees and affiliates (and their members) (each such entity or person hereinafter referred to as a “Adviser Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any such Adviser Covered Person in connection with the defense or disposition of any action, suit or other proceeding (including, without limitation, investigations), whether civil or criminal, before any court or administrative or legislative body, in which such Adviser Covered Person may be or may have been involved as a party or otherwise or with which such Adviser Covered Person may be or may have been threatened, while in office or thereafter, by reason of any investment or other alleged act or omission in the course of, connected with or arising out of any service to be rendered under this Agreement, except with respect to any matter as to which such Adviser Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Adviser Covered Person’s action was in the best interests of the Fund, and except that no Adviser Covered Person shall be indemnified against any liability to which such Adviser Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, fraud or reckless disregard of the Adviser Covered Person’s obligations and duties. Expenses, including counsel fees so incurred by any such Adviser Covered Person, may be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under the Advisory Agreement.

For providing such services, the Fund will pay to the Manager a fee, computed and paid monthly at the annual rate of 1% of the average daily net assets of the Fund. Such fee shall be payable for each month within five (5) business days after the end of such month.

The table below sets forth the advisory fees paid by the Fund, as well as any fee waiver, for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015:

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2015
Gross Advisory Fee	$435,398	$287,936	$202,845

James J. Murchie, an affiliate of the Fund by virtue of his position as an officer and Trustee of the Fund as identified above, is presumed to control the Manager by account of his beneficial ownership of the outstanding voting securities of the Manager. Linda Longville, also an affiliate of the Fund by virtue of her position as an officer of the Fund as identified above, owns beneficially 5% or more of the outstanding voting securities of the Manager and as such is also an affiliated person of the Manager.

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EIP serves as an investment adviser or sub-adviser to registered investment companies, private funds, and separately managed accounts for high net worth individuals and institutions. It also serves as the investment sub-adviser to closed end funds, actively managed exchange-traded funds, and a sleeve of series of a variable insurance trust. In addition, EIP provides investment advice in the form of a model portfolio to unified managed accounts and on a consultative basis to other clients.

Portfolio Managers

James Murchie, Eva Pao and John Tysseland, as the Fund’s portfolio managers, share primary responsibility for the day-to-day management of the Fund’s portfolio.

The portfolio managers also have responsibility for the day-to-day portfolio management of funds and accounts other than the Fund (the “Other Clients”). The advisory fees received by EIP in connection with the portfolio management of the Fund’s investment portfolio are not based upon the performance of the Fund. Information regarding the Other Clients is set forth below.

Number of Other Accounts Managed and Assets by Account Type As of December 31, 2015
Portfolio Manager	Registered Investment Companies (other than the Fund)	Other Pooled Investment Vehicles	Other Accounts
James J. Murchie	Number: 7 Assets: $3,148.5 million	Number: 1 Assets: $165 million	Number: 740 Assets: $864.5 million
Eva Pao	Number: 7 Assets: $3,148.5 million	Number: 1 Assets: $165 million	Number: 740 Assets: $472 million
John Tysseland	Number: 7 Assets: $3,148.5 million	Number: 1 Assets: $165 million	Number: 740 Assets: $472 million

As shown in the table above, the portfolio managers together manage seven registered investment companies (other than the Fund) and one other pooled investment vehicles. For the other pooled investment vehicle in the table above, the total advisory fee includes a performance-based incentive fee or allocation. Of the 740 separately managed accounts listed in the table above under “other accounts,” one account includes performance based incentive fees. As of December 31, 2015, the assets in that account are $1.9 million. The portfolio managers also provide portfolio management by way of providing a model to the Unified Managed Accounts., those accounts and the associated assets under management are not provided above.

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The portfolio managers may have conflicts of interest in managing the Fund and the Other Clients, which may invest in the same or similar securities as the Fund. For example, the portfolio managers may have conflicts of interest in allocating their time and activity between the Fund and the Other Clients. The portfolio managers may at times give advice or take action with respect to the Other Clients that differs from the advice given with respect to the Fund because of, among other things, differences between the Fund’s and the Other Clients’ investment policies. Except as described below, to the extent a particular investment is suitable for both the Fund and Other Clients, such an investment will be allocated between the Fund and the Other Clients in a manner which the Manager determines in its sole discretion is fair and equitable under the circumstances to all clients, including the Fund.

The Manager may purchase or sell the same security for more than one client account simultaneously to achieve more efficient execution. These accounts may include separately managed accounts and funds in which the Manager, its affiliates and/or employees have a financial interest. In such circumstances, no client or fund will be favored over any other client and all clients whose orders were aggregated and executed with a particular broker during a day will generally receive an average share price and pay the same commission rates, share any brokerage costs or other expenses of the order on a pro rata basis, based on order size. All aggregated orders will generally be allocated according to the designations made by the Manager of such client accounts. Client orders partially filled will be allocated pro rata in proportion to each such client’s original order, except that where it is not meaningful to allocate a small number of securities among the accounts participating in the transaction on a pro rata basis, the Manager may allocate such securities to less than all of the participating accounts in a manner determined in good faith to be a fair and equitable allocation over time. Clients that restrict the Manager from utilizing certain broker-dealers to effect securities transactions on their behalf may not always be able to participate in an aggregated order.

From time to time, the Manager may be allocated the opportunity to purchase securities in public offerings expected to be heavily over-subscribed. These allocations may be offered to the Manager in part as a result of its past usage of various brokerage firms. The Manager may allocate securities purchased in these offerings to client accounts based on a number of factors, including the percentage of commissions previously generated by such client account and such client’s investment objectives and strategies. In such circumstances, clients with investment objectives favoring active trading will generally receive a higher percentage of those issues than those clients with investment objectives that result in relatively less active trading.

Other clients of the Manager and its affiliates may purchase and sell, and even sell short, securities held by the Fund. The Manager from time to time may determine that it is in the best interests of the Fund to direct that securities be purchased for or sold from the Fund to or from other investment advisory clients of the Manager. The Manager may enter into these transactions to “rebalance” the Fund’s portfolio positions following contributions to or redemptions from the Fund or otherwise as the Manager determines is in the best interests of the Fund. All such transactions will be effected in a manner consistent with the 1940 Act. Such transactions will not involve restricted securities or securities for which market quotations are not readily available. While the Manager will not receive any compensation for these transactions, a third-party broker may receive a commission for executing and clearing the transactions.

The Manager routinely comes into possession of non-public information concerning specific issuers. Under applicable securities laws, this limits the Manager’s flexibility to buy or sell securities issued by such issuers. The Fund’s investment flexibility may be constrained as a consequence of the Manager’s inability to use such information for investment purposes.

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The Manager believes the above conflicts are mitigated because it has written policies and procedures regarding trade aggregation and allocation that address the fair and equitable treatment of all accounts. The portfolio managers are obligated to adhere to these policies and procedures in their management of the Fund and the Other Clients. In addition, the Manager’s compliance department monitors conflicts that may arise in managing the Fund and the Other Clients, including reviewing trade allocations and performance data of the Fund and the Other Clients.

As of December 31, 2015, the following summarizes the structure of and methods used to determine the compensation of each of the portfolio managers identified in the table above, who share primary responsibility for the day-to-day management of the Fund’s portfolio:

Base Salary. A competitive fixed base salary is paid to each portfolio manager, based on his or her experience and responsibilities, individual contributions to the firm and contributions to the performance of the Fund and the Other Clients. The Manager regularly reviews the portfolio managers’ salaries in comparison with industry standards to ensure that such salaries remain competitive.

Annual Bonus and Other Compensation. In addition to base salary, the Manager also may, at its discretion, give year-end bonuses to the portfolio managers, based upon factors which may include the Manager’s overall performance, the portfolio manager’s contributions to the Manager’s business and/or the Fund and the Other Clients and other related factors. Profit-sharing opportunities for the portfolio managers are determined by the Manager annually, based on the same criteria as the bonus payment. The Manager does not follow established guidelines in determining the profit-sharing percentages; however, one of the portfolio managers receives a fixed percentage share of the Manager’s net profit generated by services performed for the Fund and the Other Clients. The Manager does not receive fees based on performance from the Fund.

PORTFOLIO MANAGER BENEFICIAL OWNERSHIP OF FUND SHARES

The following table shows the dollar range of equity securities of the Fund beneficially owned (as determined in accordance with Rule 16a-1(a)(2) under the Exchange Act) as of December 31, 2015, by the Fund’s portfolio managers:

Name of Portfolio Manager	Dollar Range of Equity Securities in Fund

James J. Murchie	Over $1,000,000
Eva Pao	$100,001 - $500,000
John Tysseland	$1 - $10,000

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CODE OF ETHICS

The Fund and the Manager have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. These codes permit personnel subject to the code to invest in securities, including securities that may be purchased or held by the Fund. These codes can be reviewed and copied at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (202) 551-8090. The codes of ethics are available on the EDGAR Database on the Securities and Exchange Commission’s website (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission Public Reference Section, Washington, D.C. 20549.

Proxy Voting Policy and Procedures

The Fund has adopted a proxy voting policy and procedures that seek to ensure that proxies for securities held by the Fund are voted consistently and solely in the best economic interests of the Fund. A copy of the Fund’s proxy voting policy and procedures is attached as Appendix B to this SAI.

Information regarding how the Fund voted proxies for securities held by the Fund for the twelve months ended June 30 of each year will be available without charge, upon request, by calling (203) 349-8232 (collect) or by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

PORTFOLIO HOLDINGS DISCLOSURE

The Board of Trustees has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund’s portfolio securities. These policies and procedures are designed to protect the confidentiality of the Fund’s portfolio holdings information and to prevent the selective disclosure of such information.

The Fund may disclose portfolio holdings information as required by applicable law or as requested by governmental authorities.

Portfolio holdings of the Fund will be disclosed on a quarterly basis on forms required to be filed with the Securities and Exchange Commission as follows: (i) portfolio holdings as of the end of each fiscal year ending December 31 will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the fiscal quarter ending March 31 will be filed on Form N-Q; (iii) portfolio holdings as of the end of the six-month period ending June 30 will be filed as part of the semi-annual report filed on Form N-CSR; and (iv) portfolio holdings as of the end of the fiscal quarter ending September 30 will be filed on Form N-Q. The Trust’s Form N-CSRs and Form N-Qs will be available on the SEC’s website at http://www.sec.gov.

Disclosure of the Fund’s portfolio holdings information that is not publicly available (“Confidential Portfolio Information”) may be made to the Manager or to the Fund’s administrator, U.S. Bancorp Fund Services, LLC and its affiliates that provide services to the Fund. In addition, the Manager may distribute (or authorize the Fund’s administrator or custodian to distribute) Confidential Portfolio Information to the Fund’s service providers (such as custodial services, pricing services, proxy voting services, accounting and auditing services and research and trading services) that require access to such information in order to fulfill their contractual duties with respect to the Fund (“Service Providers”), to other parties, who for legitimate business reasons require access to such information, such as firms that provide leverage or are derivatives counterparties to the Fund, and to facilitate the review of a Fund by certain mutual fund analysts and ratings agencies (such as Morningstar and Lipper Analytical Services) (“Rating Agencies”); provided that such disclosure is limited to the information that the Manager believes is reasonably necessary in connection with the services to be provided by the parties receiving the information.

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Before any disclosure of Confidential Portfolio Information to Service Providers, Rating Agencies or other parties is permitted, the Manager’s Chief Compliance Officer or Chief Executive Officer (or persons designated by the Manager’s Chief Compliance Officer) must determine that, under the circumstances, disclosure is in or not opposed to the best interests of the Fund. Furthermore, the receipt of Confidential Portfolio Information by a Service Provider, Rating Agency or other party must be subject to a written confidentiality agreement. The frequency with which the Confidential Portfolio Information will be disclosed, as well as the lag time associated with such disclosure, will vary depending on such factors as the circumstances of the disclosure and the reasons therefore.

The Manager’s Chief Compliance Officer or Chief Executive Officer has authorized disclosure of Confidential Portfolio Information on an on-going basis (generally, daily, except with respect to Deloitte & Touche LLP, Thompson Coburn LLP and Deloitte Tax LLP, which receive such information annually and as necessary in connection with the services they provide to the Fund)(1) to the following entities that provide on-going services to the Fund in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

Name of Recipient	Purpose of Disclosure

U.S. Bank NA	Custodial services

U.S. Bancorp Fund Services, LLC	Administrative and Accounting services

Deloitte & Touche LLP(1)	Independent registered public accounting firm

Institutional Shareholder Services Inc. (“ISS”)	Proxy service provider

Thompson Coburn LLP(1)	Fund Counsel

Deloitte Tax LLP(1)	Tax Services

(1)Deloitte & Touche LLP, Thompson Coburn LLP and Deloitte Tax LLP generally receive information regarding the Fund’s holdings with a lag time of less than one month.

Other pooled investment vehicles that are advised by the Manager may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Board exercises control over such policies or disclosure. Some of the pooled investment vehicles that are advised by the Manager have investment objectives and strategies that are substantially similar or identical to the Fund, and therefore potentially substantially similar, and in certain cases nearly identical, portfolio holdings, as the Fund. The Fund and the Manager may not receive any compensation or other consideration for disclosing the Confidential Portfolio Information.

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Exceptions to these procedures may only be made if the Trust’s President and Chief Compliance Officer determine that, under the circumstances, such exceptions are in or not opposed to the best interests of the Fund and if the recipients are subject to a confidentiality agreement that prohibits any trading upon the Confidential Portfolio Information. All exceptions must be reported to the Board of Trustees. The Manager shall have primary responsibility for ensuring that the Fund’s portfolio holdings information is only disclosed in accordance with these policies. As part of this responsibility, the Manager must maintain such internal informational barriers as they believe are reasonably necessary for preventing the unauthorized disclosure of Confidential Portfolio Information. The Trust’s Chief Compliance Officer shall confirm at least annually that the Manager’s procedures and/or processes are reasonably designed to comply with these policies regarding the disclosure of portfolio holdings, and shall report any unaddressed deficiencies with such procedures and/or processes to the Board of Trustees.

Portfolio Transactions and Brokerage

Subject to the supervision of the Board of Trustees, the Manager will be authorized to make all decisions as to which securities are bought and sold for the Fund, the amount and price of those securities and the selection of and commissions paid to brokers. In selecting brokers or dealers to execute transactions, the Manager need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost. It will not be the Manager’s practice to negotiate “execution only” commission rates; thus clients may be deemed to be paying for other services, including Research (as defined below), provided by the broker which are included in the commission rate. In determining which broker-dealer generally provides the best available price and most favorable execution, the Manager considers a totality of circumstances, including the broker-dealer’s research capabilities and the success of prior research recommendations (including private equity financings), ability to execute difficult trades (possible market impact, size of the order and market liquidity), commitment of capital, access to new issues, nature and frequency of sales coverage, depth of services provided, including economic or political coverage, arbitrage and option operations, back office and processing capabilities, financial stability and responsibility, reputation, access to markets, confidentiality, commission rate, responsiveness to the Manager and the value of research and brokerage and research products and services (collectively “Research”) provided by such brokers.

In all cases, Research is limited to the types of research contemplated by Section 28(e) of the Exchange Act. To the extent required by applicable law, the Manager will comply with the “safe harbor” of Section 28(e) of the Exchange Act with respect to its receipt and use of Research. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager’s clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

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During the fiscal years ended December 31, 2013, December 31, 2014, and December 31, 2015, the Fund paid in aggregate brokerage commissions, $44,617, $30,801 and $32,304, respectively. Changes in the amounts of brokerage commissions from year to year are generally the result of active trading strategies employed by the Fund’s portfolio managers in response to market conditions, and are not reflective of a material change in investment strategy.

Of the amount of aggregate brokerage commissions paid during the 2015 fiscal year, $11,051 of such broker commissions were paid by the Fund to brokers who provide research services or other services to EIP and its affiliates. The total dollar amount of the transactions pursuant to which such brokerage commissions were paid was $18,014,301.

As of December 31, 2015, the Fund held no securities of the Fund’s regular broker-dealers.

Description of the trust

The Fund is a series of EIP Investment Trust (the “Trust”), a Delaware statutory trust organized on December 9, 2005, pursuant to a Declaration of Trust which was amended and restated on December 13, 2005 and further amended and restated on July 31, 2006. Prior to July 31, 2006, the Trust was named the Pequot Investment Trust. The Trust has authorized capital of unlimited shares of beneficial interest with a par value of $0.01 which may be issued in more than one class or series. Currently, the Fund is the only series of the Trust. Prior to July 31, 2006, the Fund was named the Pequot Growth and Income Fund. The Fund offers one class of shares. The Board of Trustees may designate additional series and classify shares of a particular series into one or more classes of that series.

The Second Amended and Restated Declaration of Trust provides that shares of the Fund shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Fund shares are also subject to the transfer restrictions contained in the Fund’s Subscription Agreement, a copy of which is attached as an appendix to the Fund’s Private Placement Memorandum. Fund shares do not have preemptive or other rights to subscribe to any additional shares or cumulative voting rights in the election of Trustees, and none of the Fund's shares have any preference to conversion, exchange, dividends, distributions, retirements, liquidation, redemption, or any other feature.

As determined by the Trustees without the vote or consent of shareholders (except as required by the 1940 Act), on any matter submitted to a vote of shareholders, either (i) each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote or (ii) each whole share (or fractional share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional share) in U.S. dollars determined at the close of business on the record date (for example, a share having a net asset value of $10.50 would be entitled to 10.5 votes). Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees have established that each whole share (or fractional share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional Share) in U.S. dollars determined at the close of business on the record date.

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Under Delaware law, the Fund is not required to hold an annual shareholders meeting if the 1940 Act does not require such a meeting. Generally, there will not be annual meetings of Fund shareholders.

The Second Amended and Restated Declaration of Trust disclaims liability of the Trustees, officers and shareholders of the Fund for acts or obligations of the Fund which are binding only on the assets and property of the Fund. The Second Amended and Restated Declaration of Trust provides for indemnification of the Fund’s property for all loss and expense of any Fund shareholder held personally liable for the obligations of the Fund. The risk of a Fund shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would not be able to meet the Fund’s obligations and this risk, thus, should be considered remote.

COSTS AND EXPENSES

The Fund will pay all of its own expenses incurred in its operations, including, without limitation: the Fund’s advisory fees payable to the Manager; any fees payable to third parties for monitoring compliance with the Fund’s investment policies; compensation of the Independent Trustees, but not Trustees who are “interested persons” of the Fund; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of the Fund’s independent registered public accounting firm, of legal counsel, of the Fund’s administrator, accounting agent and transfer agent; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian of the Fund for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; organizational and start-up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or otherwise may have an exposure, and the legal obligation which the Fund may have to indemnify the members of the Board of Trustees and officers with respect thereto; expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of private placement memorandums for such purposes (except to the extent that any distribution agreement to which the Trust is a party provides that another party is to pay some or all of such expenses); interest and commitment fees on debit balances or borrowings of the Fund, including any reverse repurchase agreements, mark-ups, mark-downs and spreads on securities and other transactions, borrowing charges on investments sold short and custody fees, the costs of any liability insurance obtained on behalf of the Fund, or a Trustee or officer of the Fund; and any extraordinary expenses.

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Tax Matters

Certain U.S. Federal Income Tax Considerations

The following U.S. federal income tax discussion is based on the advice of Thompson Coburn LLP, counsel to the Fund, and reflects provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings published by the Internal Revenue Service (the “IRS”), and other applicable authority, all as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Fund. There may be other tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

Taxation of the Fund. The Fund intends to elect to be treated and to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things:

(a)  derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)  distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

(c)  diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (A) in the securities (other than those of the U.S. Government or other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (B) in the securities of one or more qualified publicly traded partnerships (as defined below).

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In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (generally, a partnership (x) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (y) that derives at least 90% of its income from the passive income sources defined in Code section 7704(d) (or is "grandfathered" for purposes of partnership treatment), and (z) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. The Fund expects that its investments in MLPs will generally be treated as interests in qualified publicly traded partnerships. Although in general the passive loss rules of the Code do not apply to a RIC, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Accordingly, tax losses from one of the Fund’s MLP investments generally will not reduce the Fund’s taxable income from its other MLP and non-MLP investments, including in determining the amount that the Fund must distribute each year in order to maintain RIC status and avoid entity-level tax.

In addition, for purposes of the diversification requirements described in paragraph (c) above, the term “outstanding voting securities of an issuer” will include the equity securities of a qualified publicly traded partnership. Moreover, in some cases, identification of the issuer (or, in some cases, issuers) of a particular Fund investment will depend on the terms and conditions of that investment, and may be uncertain under current law. Accordingly, an adverse determination or future guidance by the IRS with respect to identification of the issuer for a particular type of investment may adversely affect the Fund's ability to meet the diversification test in paragraph (c) above.

While 2004 legislation permits RICs to invest a portion of their assets in interests in qualifying MLPs, the legislative history thereto indicates that Congress did not intend for RICs to become conduits through which U.S. tax-exempt investors and non-U.S. investors could invest in MLPs and avoid “unrelated business taxable income” and “effectively connected income,” respectively. Accordingly, as described in paragraph (c) above, limitations on the composition of the assets of a RIC will apply to investments in MLPs. Under these limitations, the Fund is permitted to have up to 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the Fund’s investment objectives and strategies, including the intended use of leverage, the IRS could take the position that the 25% limitation is not satisfied, even though the Fund will limit its investments in MLPs to 25% or less than the value of its total assets. If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to federal income tax on income and gains distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to satisfy the income, distribution or diversification tests described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any taxable year, or if the Fund were otherwise to fail to qualify as a RIC accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as dividend income. In such case, some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and reduced rates of taxation as qualified dividend income in the case of individual shareholders provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a RIC that is accorded special tax treatment.

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The remainder of this discussion assumes that the Fund qualifies as a RIC for U.S. federal tax purposes.

The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain (i.e. the excess, if any, of net long-term capital gains over net short-term capital losses). If the Fund retains any investment company taxable income or net capital gain, it will be subject to tax at regular corporate rates on the amount retained. To the extent the Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on properly-filed U.S. tax returns to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund would be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income, and its earnings and profits, a RIC generally may elect to treat any post-October capital loss (defined as any capital loss attributable to the portion of the taxable year after October 31, or, if there is no such loss, the net long-term capital loss or net-short term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding year.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Distributions from capital gains are generally made after applying any available capital loss carry-forwards.

If the Fund incurs or has incurred net capital losses in taxable years beginning after December 22, 2010 (“post-2010 losses”), those losses will be carried forward to one or more subsequent taxable years without expiration; any such carry-forward losses will retain their character as short-term or long-term. If the Fund incurred net capital losses in a taxable year beginning on or before December 22, 2010 (“pre-2011 losses”), the Fund is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains. The Fund must use any post-2010 losses, which will not expire, before it uses any pre-2011 losses. This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carry-forward period.

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The Fund’s ability to use net capital losses to offset gains may be limited as a result of certain shifts in the ownership of the Fund by shareholders owning or treated as owning 5% or more of the stock of the Fund. See the Fund’s most recent annual shareholder report for information regarding the amount of the Fund’s available capital loss carryforwards (if any).

If the Fund were to fail to distribute in a calendar year at least an amount generally equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year, plus any retained amount from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year. Also for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax in the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

Fund Distributions. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income to the extent of the Fund’s current or accumulated earnings and profits. Taxes on distributions of capital gains are determined by how long the Fund owned (or is treated for federal income tax purposes as having owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Distributions of net capital gain (which, as noted above, is the excess, if any, of net long-term capital gains over net short-term capital loss, in each case with reference to any loss carry-forwards) that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Net capital gain will not include gain from the sale of MLPs to the extent such gain is characterized as ordinary income under the Code’s recapture provisions. Distributions from capital gains are generally made after applying any available capital loss carryovers. Distributions of net short-term capital gain (as reduced by any net long-term capital loss) will be taxable to shareholders as ordinary income. Gain on the sale of MLPs that is characterized as ordinary income under the Code’s recapture provisions will not be reduced by the Fund’s capital losses and distributions attributable to such gain will be taxable as ordinary income.

A dividend paid to shareholders in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

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Distributions of investment income designated by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the Fund and the shareholder level.

In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held (or treated as held) for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. Fund dividends representing distributions of interest income and capital gains or distributions from entities that are not corporations for U.S. tax purposes (such as MLPs) cannot be reported as qualified dividend income and will not qualify for the reduced rates.

In general, dividends of net investment income (but not capital gains dividends) received by corporate shareholders of the Fund will qualify for the 70% dividends-received deduction generally available to corporations to the extent those dividends are properly reported as being attributable to the amount of qualifying dividends received by the Fund from U.S. domestic corporations and certain non-U.S. corporations for the taxable year. A dividend received by the Fund will not be treated as a qualifying dividend (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (91 days during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) otherwise by application various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock – generally, stock acquired with borrowed funds). Furthermore, Fund dividends representing distributions of interest income and capital gains or distributions from entities that are not corporations for U.S. tax purposes (such as MLPs) will not qualify for the dividends-received deduction.

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The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund. Dividends and distributions on the Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects either unrealized gains, or realized but undistributed income or gains. Such realized income or gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

The Fund will be considered a non-publicly offered RIC for U.S. federal income tax purposes. A “non-publicly offered regulated investment company” is a RIC whose shares are (i) not continuously offered pursuant to a public offering, (ii) not regularly traded on an established securities market and (iii) not held by at least 500 persons at all times during the taxable year. Special rules apply to certain expenses of non-publicly offered RICs, including management and advisory fees, that generally would not be deductible by certain shareholders (including individuals and entities that compute their taxable income in the same manner as an individual) if incurred directly by such shareholders. In particular, such a shareholder’s pro rata portion of the affected expenses will be treated as an additional dividend to the shareholder and will be deductible by such shareholder only to the extent that such expenses and other miscellaneous itemized deductions exceed the 2% “floor” on such deductions, and will be subject to other limitations on itemized deductions set forth in the Code.

Return of Capital Distributions. If the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares. The Fund may make distributions that will be treated as a return of capital and/or capital gain under these rules.

The Fund is required to provide shareholders with a written statement accompanying any Fund distribution that includes a return of capital that notifies shareholders of the distribution’s source. Shareholders should be aware that a “return of capital” represents a return of their original investment in the Fund, and should not be confused with a distribution from the Fund’s earnings or profits. Shareholders are encouraged to carefully review any written statements accompanying a Fund distribution.

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund's transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income (including realized capital gains) and net tax-exempt income, the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment. In the alternative, if the Fund’s book income exceeds the sum of its taxable income and net tax-exempt income (if any), the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits, if any, arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset.

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If at any time the Fund has outstanding indebtedness (including through the use of reverse repurchase agreements) and the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions until the requisite asset coverage is restored. Any such suspension may cause the Fund to be required to pay the 4% federal, excise tax described above or corporate level income taxes, or may, in certain circumstances, prevent the Fund from qualifying as a RIC that is accorded special tax treatment under the Code.

Sale or Redemption of Shares. The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A redemption by the Fund of its shares generally will be treated as a sale of those shares by the shareholder. The Fund may recognize taxable income in connection with the liquidation of portfolio securities to fund redemptions or to satisfy its distribution requirements. Any such income will be taken into account in determining whether the Fund has satisfied its distribution requirements.

Upon the redemption of Fund shares, the Fund may be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you redeemed. See the Fund’s Prospectus for more information.

MLP Tax Risks. The Fund’s ability to meet its investment objectives will depend in part on the distributions it receives from the securities in which it invests. The benefit the Fund derives from its investment in MLPs depends in part on the MLPs being treated as partnerships for federal income tax purposes. If, as a result of a change in current law, a successful IRS challenge under current law, or a change in an MLP’s business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay federal income tax on its income at corporate tax rates of, currently, up to 35%. Therefore, if an MLP were classified as a corporation for federal income tax purposes, it would reduce the amount of cash available for distribution from such MLP. As a result, treatment of an MLP as a corporation for federal income tax purposes would reduce the after-tax return of the Fund’s investment in such MLP, which would likely reduce the net asset value of the Fund’s shares. Alternatively, if an MLP that the Fund expected to be treated as a “qualified publicly traded partnership” were instead treated as a partnership that was not a qualified publicly traded partnership for federal income tax purposes, income derived from the MLP would be treated as non-qualifying income for purposes of the 90% gross income requirement for RIC qualification described above, to the extent such income was attributable to items of income of the MLP that would be non-qualifying income if realized directly by the Fund. As a result, treatment of an MLP as a partnership that is not a qualified publicly traded partnership could bear on the Fund’s ability to qualify as a RIC.

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Some amounts received by the Fund from its investments in MLPs may, if distributed by the Fund, be treated as returns of capital because of accelerated deductions available with respect to the activities of MLPs and the MLPs’ distribution policies. On the disposition of an investment in such an MLP, the Fund will, as a result of such accelerated deductions, likely realize taxable income in excess of economic gain from that asset (or if a Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow received by the Fund from the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied its RIC distribution requirements. The Fund may have to borrow or liquidate securities to satisfy its distribution requirements and meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to borrow money or sell securities at the time.

Original Issue Discount, Payment-in-Kind Securities, Market Discount, and Acquisition Discount. Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and all zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in taxable income (and required to be distributed) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount”. Very generally, market discount is the excess of the stated redemption price of a debt obligation over the purchase price of such obligation (or in the case of an obligation issued with OID, its “revised issue price”). Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to include accrued market discount in income currently, in which case the Fund will be required to include the market discount in the Fund’s income (as ordinary income) as it accrues and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

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Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price) or OID. Generally, the Fund will be required to include the acquisition discount or OID in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt obligations having acquisition discount or OID, which could affect the character and timing of recognition of income by the Fund.

If the Fund holds the foregoing kinds of securities, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Securities Purchased at a Premium. Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium — the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Fund is permitted to deduct any remaining premium allocable to a prior period.

Foreign Currency Transactions. The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Such transactions may produce a difference between the Fund's book income and taxable income, may cause a portion of the Fund's distributions to constitute returns of capital for federal income tax purposes (as described above) or may increase or accelerate ordinary income distributions to shareholders. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Foreign Taxation. Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of qualified taxes paid by the Fund to foreign countries in respect of foreign securities that the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, which may result in a shareholder not getting a full credit or deduction (if any) for the amount of such taxes. The Fund generally does not expect to be able to pass through foreign tax credits with respect to foreign withholding or other taxes.

The Fund expects to be subject to Canadian withholding taxes on dividends it receives from Canadian corporations in which the Fund invests.

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Passive Foreign Investment Companies. The Fund’s investments that are treated as equity investments for U.S. federal income tax purposes in certain “passive foreign investment companies” (“PFICs”) could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Fund shareholders. Some of the Fund’s investments in Canadian corporations may be treated as equity investments in PFICs. However, the Fund may elect, in certain circumstances, to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.” Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.

Swap Agreements, Options, Futures Contracts, Options on Futures Contracts, Forward Contracts and Other Derivatives. The Fund’s transactions in options, futures contracts, hedging transactions, forward contracts, swap agreements, straddles and foreign currencies may be subject to one or more special tax rules (e.g., mark-to-market, notional principal contract, constructive sale, straddle, wash sale and short sale rules). These rules may accelerate recognition of income or gain to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, or affect whether gains and losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

Because the tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a Fund-level tax.

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In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to the difference between (a) sum of the strike price and the option premium received by the Fund and (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of the Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities of the Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring that losses be deferred and holding periods be tolled on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Options that are not “deep in the money” may give rise to qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the 70% dividends-received deduction, as the case may be.

The tax treatment of certain futures contracts entered into by a Fund as well as listed non-equity options written or purchased by a Fund on U.S. exchanges (including options on futures contracts, equity indices and debt securities) will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Certain of the Fund’s hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) and its transactions in derivative instruments may produce a difference between its book income and its taxable income. As described above, this difference may cause a portion of the Fund’s distributions to constitute returns of capital for federal income tax purposes or require the Fund to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment under the Code.

Tax-Exempt Shareholders. Income of a RIC that would be unrelated business taxable income ("UBTI") if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b).

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Shares Purchased Through Tax-Qualified Plans. Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of such an investment on their particular tax situations.

Non-U.S. Shareholders. Distributions by the Fund of properly designated Capital Gain Dividends and exempt-interest dividends, if any, generally will not be subject to withholding of federal income tax. In general, dividends other than Capital Gain Dividends and exempt-interest dividends, if any, paid by the Fund to a shareholder that is not a “United States person” within the meaning of the Code (a “foreign shareholder”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

If a beneficial holder who or which is a foreign shareholder has a trade or business in the United States, and Fund dividends are effectively connected with the conduct by the beneficial holder of that trade or business, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. If such a shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply to distributions to foreign shareholders if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Additionally, special rules would apply to the sale of Fund shares if the Fund were a USRPHC or former USRPHC. Very generally, a USRPHC is a domestic corporation that holds U.S. real property interests (“USRPIs”) the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. The special rules discussed in the next paragraph also apply to distributions from a RIC that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled QIEs, including RICs and REITs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in REITs or RICs.

If the Fund were a QIE, any distributions by the Fund (including, in certain cases, distributions made by the Fund in redemption of its shares) that are attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands, and (ii) gains realized on the disposition of USRPIs by the Fund would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders.

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If the foreign shareholder holds (or has held in the prior year) more than a 5% interest in any class of the Fund, such distributions generally will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business” and are subject to tax at graduated rates. Moreover, such shareholders are required to file a U.S. income tax return for the year in which the gain attributable to the USRPI distribution is recognized and the Fund is required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund, did not exceed 5% in any class of the Fund at any time during the prior year), the USRPI distribution generally will be treated as ordinary income (regardless of any reporting by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund generally must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder.

Foreign shareholders of such RICs may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and payment obligations discussed above through the sale and repurchase of RIC shares.

In addition, a RIC that is a USRPHC, or former USRPHC, must typically withhold 15% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder must typically file a U.S. income tax return for the year of the disposition of the RIC’s shares and pay any additional tax due on the sale. Such withholding generally is not required if the RIC is a domestically controlled USRPHC or, in certain limited cases, if the RIC (whether or not domestically controlled) holds substantial investments in RICs that are domestically controlled USRPHCs.

Foreign shareholders should consult their tax advisers concerning the application of these rules to their investment in the Fund.

In order to qualify for any exemptions from withholding (including backup withholding) or for lower withholding tax rates under income tax treaties, a foreign shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form).

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. In addition, additional considerations may apply to foreign trusts and foreign estates. Investors holding Fund shares through foreign entities should consult their tax advisors about their particular situation.

A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

Certain Additional Withholding and Reporting Requirements.

Sections 1471-1474 of the Code, and the U.S. Treasury Regulations, rules and guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA, or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends, and 30% of the gross proceeds of share redemptions or exchanges and certain Capital Gain Dividends the Fund pays after December 31, 2018. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends).

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Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Backup Withholding. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding tax rate is 28%.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Tax Shelter Reporting Regulations. Under Treasury regulations, if a shareholder recognizes a loss with respect to Fund shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

In General. The U.S. federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific federal tax consequences of purchasing, holding, and disposing of shares of the Fund, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”), 1700 Market Street, Philadelphia, PA 19103, is the Fund’s independent registered public accounting firm providing audit services and other professional accounting, auditing and advisory services when engaged to do so by the Fund. The Report of Independent Registered Public Accounting Firm, financial highlights and financial statements included in the Fund’s annual report for the fiscal year ended December 31, 2015, are incorporated by reference into this SAI. The Fund’s annual report for the fiscal year ended December 31, 2015 was filed electronically on March 3, 2016 (File No. 811-21940; Accession No. (0001193125-15-081074)). The financial highlights incorporated by reference into this SAI and the financial statements incorporated by reference into the Memorandum and this SAI have been so included and incorporated in reliance upon the reports of the independent registered public accounting firm, given on their authority as experts in auditing and accounting.

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Custodian, Administrator, ACCOUNTING AGENT and Transfer Agent

For the fiscal year 2015, the Bank of New York Mellon, 100 Colonial Center Parkway, Suite 300, Lake Mary, FL 32746, served as custodian for the Fund. As such, The Bank of New York Mellon had custody of all securities and cash of the Fund and attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Fund. BNY Mellon, 301 Bellevue Parkway, Wilmington, Delaware 19809, also served as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for the Fund and provides certain clerical, bookkeeping, shareholder servicing and administrative services necessary for the operation of the Fund and maintenance of shareholder accounts. B

For the fiscal year 2015, BNY Mellon, 301 Bellevue Parkway, Wilmington, Delaware 19809, also provided certain accounting and administrative services to the Fund pursuant to an Administration and Accounting Services Agreement, including maintaining the Fund’s books of account, records of the Fund’s securities transactions, and certain other books and records; acting as liaison with the Fund’s independent registered public accounting firm by providing such accountant certain Fund accounting information; and providing other continuous accounting and administrative services. For such administration and accounting services, the Fund paid BNY Mellon a fee equal to 0.07% of the Fund's first $250 million of average gross assets, 0.05% of the Fund’s next $200 million of average gross assets and 0.03% of the Fund’s average gross assets in excess of $450 million, on a monthly basis, in addition to certain out-of-pocket expenses. The minimum fee for such administration and accounting services is $100,000/year ($8,333/month). For such regulatory administration services, the Fund pays BNY Mellon a fee equal to 0.03% of the Fund’s first $250 million of average gross assets and 0.02% of the Fund’s next $250 million of average gross assets, on a monthly basis, in addition to certain other fees and expenses. The minimum fee for such regulatory administration services is $50,000/year ($4,167/month).

The table below sets forth the accounting and administrative services fees paid by the Fund to BNY Mellon, as well as any fee waiver, if applicable, for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015:

Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2015

$175,107	$173,896	$186,226

Beginning January 2016, U.S. Bank, N.A. (“U.S. Bank”), 1555 North Rivercenter Drive, Suite 302, Milwaukee, WI 53212-3958, is custodian of the Fund’s investments and cash. U.S. Bank acts as the Fund’s depository, holds the Fund’s portfolio securities, collects all income and other payments with respect thereto, disburses funds at the Fund’s request and maintains records in connection with its duties. U.S. Bancorp Fund Services, LLC (“USBFS”) now serves as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for the Fund and provides certain clerical, bookkeeping, shareholder servicing and administrative services necessary for the operation of the Fund and maintenance of shareholder accounts. USBFS also provides certain administrative services to the Fund, including, among other responsibilities, preparation for signature by an officer of the Trust of all documents required to be filed for compliance by the Trust and the Funds with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including the Fund’s net asset value and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Fund, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. In this capacity, USBFS does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

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USBFS also provides fund accounting, transfer agency and dividend disbursing agency services to the Fund under separate agreements. The Fund pays USBFS a combined fee for administration and accounting services, which is based on the average net assets of the Fund, subject to a minimum annual fee. The Fund pays separate fees to USBFS for transfer agency and dividend disbursing services. The Fund also pays a fee to US Bank for custodial services.

The principal business address of USBFS is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

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Appendix A

DESCRIPTION OF SECURITIES RATINGS

Following is a description of Moody’s and S&P’s rating categories applicable to Permissible Debt Securities.

Moody’s Investors Service, Inc.

Corporate and Municipal Bond Ratings

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

A-1

Corporate Short-Term Debt Ratings

Moody’s short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

Issue Credit Rating Definitions

A Standard & Poor's issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor's view of the obligor's capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Corporate and Municipal Bond Ratings

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A-2

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB; B; CCC; CC; and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

A-3

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Inactive Qualifiers (No longer applied or outstanding)

*: This symbol that indicated that the rating was contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.

G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. Government securities pr: The letters 'pr' indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The 'r' modifier was assigned to securities containing extraordinary risks, particularly market risks, which are not covered in the credit rating. The absence of an 'r' modifier should not be taken as an indication that an obligation would not exhibit extraordinary non-credit related risks. Standard & Poor's discontinued the use of the 'r' modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Commercial Paper Rating Definitions

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from A for the highest quality obligations to D for the lowest. Certain of these categories are as follows:

A-1: A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

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A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

A commercial paper rating is not a recommendation to purchase, sell or hold a security as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

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Appendix B

Energy Income Partners, LLC

Proxy Voting Policies and Procedures

If an adviser exercises voting authority with respect to client securities, Advisers Act Rule 206(4)-6 requires the adviser to adopt and implement written policies and procedures reasonably designed to ensure that client securities are voted in the best interest of the client. This is consistent with legal interpretations which hold that an adviser’s fiduciary duty includes handling the voting of proxies on securities held in client accounts over which the adviser exercises investment or voting discretion, in a manner consistent with the best interest of the client.

Absent unusual circumstances, EIP exercises voting authority with respect to securities held in client accounts pursuant to provisions in its advisory agreements. Accordingly, EIP has adopted these policies and procedures with the aim of meeting the following requirements of Rule 206(4)-6:

•	ensuring that proxies are voted in the best interest of clients;

•	addressing material conflicts that may arise between EIP’s interests and those of its clients in the voting of proxies;

•	disclosing to clients how they may obtain information on how EIP voted proxies with respect to the client’s securities;

•	describing to clients EIP’s proxy voting policies and procedures and, upon request, furnishing a copy of the policies and procedures to the requesting client.

Engagement of Institutional Shareholder Services Inc.

With the aim of ensuring that proxies are voted in the best interest of EIP clients, EIP has engaged Institutional Shareholder Services Inc. (“ISS”), formerly known as RiskMetrics Group, as its independent proxy voting service to provide EIP with proxy voting recommendations, as well as to handle the administrative mechanics of proxy voting. EIP has directed ISS to utilize its Proxy Voting Guidelines in making recommendations to vote, as those guidelines may be amended from time to time.

Conflicts of Interest in Proxy Voting

There may be instances where EIP’s interests conflict, or appear to conflict, with client interests in the voting of proxies. For example, EIP may provide services to, or have an investor who is a senior member of, a company whose management is soliciting proxies. There may be a concern that EIP would vote in favor of management because of its relationship with the company or a senior officer. Or, for example, EIP (or its senior executive officers) may have business or personal relationships with corporate directors or candidates for directorship.

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EIP addresses these conflicts or appearances of conflicts by ensuring that proxies are voted in accordance with the recommendations made by ISS, an independent third party proxy voting service. As previously noted, in most cases, proxies will be voted in accordance with ISS’s own pre-existing proxy voting guidelines.

Disclosure on How Proxies Were Voted

EIP will disclose to clients in its Form ADV how clients can obtain information on how their proxies were voted, by contacting EIP at its office in Westport, CT. EIP will also disclose in the ADV a summary of these proxy voting policies and procedures and that upon request, clients will be furnished a full copy of these policies and procedures.

It is the responsibility of the CCO to ensure that any requests made by clients for proxy voting information are responded to in a timely fashion and that a record of requests and responses are maintained in EIP’s books and records.

Proxy Materials

EIP personnel will instruct custodians to forward to ISS all proxy materials received on securities held in EIP client accounts.

Limitations

In certain circumstances, where EIP has determined that it is consistent with the client’s best interest, EIP will not take steps to ensure that proxies are voted on securities in the client’s account. The following are circumstances where this may occur:

*Limited Value: Proxies will not be required to be voted on securities in a client’s account if the value of the client’s economic interest in the securities is indeterminable or insignificant (less than $1,000). Proxies will also not be required to be voted for any securities that are no longer held by the client’s account.

*Securities Lending Program: When securities are out on loan, they are transferred into the borrower’s name and are voted by the borrower, in its discretion. In most cases, EIP will not take steps to see that loaned securities are voted. However, where EIP determines that a proxy vote, or other shareholder action, is materially important to the client’s account, EIP will make a good faith effort to recall the security for purposes of voting, understanding that in certain cases, the attempt to recall the security may not be effective in time for voting deadlines to be met.

*Unjustifiable Costs: In certain circumstances, after doing a cost-benefit analysis, EIP may choose not to vote where the cost of voting a client’s proxy would exceed any anticipated benefits to the client of the proxy proposal.

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Oversight of Policy

The CCO is responsible for overseeing these proxy voting policies and procedures. In addition, the CCO will review these policies and procedures not less than annually with a view to determining whether their implementation has been effective and that they are operating as intended and in such a fashion as to maintaining EIP’s compliance with all applicable requirements.

Recordkeeping on Proxies

It is the responsibility of EIP’s CCO to ensure that the following proxy voting records are maintained:

•	a copy of EIP’s proxy voting policies and procedures;

•	a copy of all proxy statements received on securities in client accounts (EIP may rely on ISS or the SEC’s EDGAR system to satisfy this requirement);

•	a record of each vote cast on behalf of a client (EIP relies on ISS to satisfy this requirement);

•	a copy of any document prepared by EIP that was material to making a voting decision or that memorializes the basis for that decision;

•	a copy of each written client request for information on how proxies were voted on the client’s behalf or for a copy of EIP’s proxy voting policies and procedures, and

•	a copy of any written response to any client request for information on how proxies were voted on their behalf or furnishing a copy of EIP’s proxy voting policies and procedures.

The CCO will see that these books and records are made and maintained in accordance with the requirements and time periods provided in Rule 204-2 of the Advisers Act.

For any registered investment companies advised by EIP, votes made on its behalf will be stored electronically or otherwise recorded so that they are available for preparation of the Form N-PX, Annual Report of Proxy Voting Record of Registered Management Investment Company.

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EIP INVESTMENT TRUST

PART C

OTHER INFORMATION

Item 28. Exhibits

(a)	Second Amended and Restated Declaration of Trust of EIP Investment Trust (the “Trust”), is incorporated by reference to exhibit (a) to the Registrant’s Initial Registration Statement on Form N-1A electronically filed on August 17, 2006.

(b)	Amended and Restated Bylaws of the Trust is incorporated by reference to exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A electronically filed on August 17, 2006.

(c)(1)	Subscription Agreement of EIP Growth and Income Fund (the “Fund”) is incorporated by reference to exhibit (c)(1) to the Registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A electronically filed on April 29, 2013.

(c)(2)	Instruments defining the rights of security holders with respect to the Trust are contained in Articles III, V, VI and VII of the Second Amended and Restated Declaration of Trust of the Trust and Articles 5, 8 and 11 of the Amended and Restated Bylaws of the Trust and are incorporated by reference to exhibits (a) and (b) to the Registrant’s Initial Registration Statement on Form N-1A electronically filed on August 17, 2006.

(d)	Investment Advisory Agreement between the Trust, on behalf of the Fund, and Energy Income Partners, LLC (the “Adviser”) is incorporated by reference to exhibit (d) to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A electronically filed on April 29, 2008.

(e)	Not applicable.

(f)	Not applicable.

(g)	Custody Agreement between the Trust, on behalf of the Fund, and U.S. Bank National Association – filed herewith.

(h)(1)	Fund Administration Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC – filed herewith.

(h)(2)	Transfer Agent Servicing Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC – filed herewith.

(h)(3)	Fund Accounting Servicing Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC – filed herewith.

(i)	Not applicable.

(j)	Consent of Deloitte & Touche LLP – filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Reserved.

(p)(1)	Revised Code of Ethics of the Trust and the Adviser – filed herewith.

(p)(2)	Code of Ethics of the Independent Trustees of the Trust is incorporated by reference to exhibit (p)(2) to the Registrant’s Initial Registration Statement on Form N-1A electronically filed on August 17, 2006.

Item 29.  Persons Controlled by or Under Common Control with the Fund

None.

Item 30.  Indemnification

Reference is made to Article VII of the Trust’s Second Amended and Restated Declaration of Trust, which is incorporated by reference herein.

The Trust is organized as a Delaware statutory trust and is operated pursuant to the Second Amended and Restated Declaration of Trust, dated July 31, 2006 (the “Declaration of Trust”). The Declaration of Trust provides that no Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, to the maximum extent permitted by law, the appointment, designation or identification of a Trustee as the chairman of the Board, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in the Declaration of Trust, including without limitation anything in Article VII, Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

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Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder of the Trust or of a particular series or class and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series (or attributable to the class) of which he or she is a shareholder or former shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Indemnification of Covered Persons. Subject to the exceptions and limitations contained in Section 6 of Article VII of the Declaration of Trust, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, Trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses including but not limited to amounts paid in satisfaction of judgments, in compromise or fines and penalties, and counsel fees reasonably incurred or paid by him in connection with the defense or disposition of any claim, action, suit or proceeding, or investigation, whether civil or criminal, before any court or administrative or legislative body, in which he becomes or may have become involved as a party or otherwise or with which he becomes or may have become threatened by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

Exceptions to Indemnification. No indemnification shall be provided to a Covered Person:

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(a)          For any liability to the Trust or its shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(b)          With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust; or

(c)          In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) above) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 10 of the Article VII of the Declaration of Trust) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

Rights of Indemnification. The rights of indemnification provided in the Declaration of Trust may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in the Declaration of Trust shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law. Notwithstanding any other provision of the Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under Section 5 of Article VII of the Declaration of Trust and any expense that any Covered Person is entitled to be paid under Section 8 of Article VII of the Declaration of Trust shall be deemed to be joint and several obligations of the Trust and each series and each class, and the assets of the Trust and each series and each class shall be subject to the claims of any Covered Person therefor under Article VII of the Declaration of Trust; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more series or classes in such manner as the Trustees in their sole discretion deem fair and equitable.

Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under Sections 5-10 of Article VII of the Declaration of Trust including counsel fees so incurred by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under Sections 5-10 of Article VII of the Declaration of Trust, provided that either:

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(a)          Such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(b)          A majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification under Sections 5-10 of Article VII of the Declaration of Trust.

Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of “Exceptions to Indemnification” or clause (b) of “Expenses of Indemnification”, the majority of Disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Certain Defined Terms Relating to Indemnification. As used in Sections 5-9 of Article VII of the Declaration of Trust, the following words shall have the meanings set forth below:

(a)          A “Disinterested Trustee” is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Securities and Exchange Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

(b)          “Claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and

(c)          “Liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities

Item 31.  Business and Other Connections of the Investment Adviser

Reference is made to the caption “Management of the Fund” in the Private Placement Memorandum constituting Part A which is incorporated by reference to this Registration Statement and “Investment Adviser” and “Management of the Fund” in the Statement of Additional Information constituting Part B which is incorporated by reference to this Registration Statement.

Energy Income Partners, LLC, is a limited liability company organized under the laws of Delaware in October 2003. The principal business address is: 49 Riverside Avenue, Westport, Connecticut 06880.

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Item 32.  Principal Underwriter

Not applicable.

Item 33.  Location of Accounts and Records

All accounts, books, and records required to be maintained and preserved by Section 31(a) of the 1940 Act and Rules 31a-1, 31a-2, and 31a-3 thereunder, will be kept by the Trust at:

(1)	Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880 (records relating to its functions as investment adviser).

(2)	U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 (records relating to its functions as administrator, transfer agent and accounting agent).

(3)	U.S. Bank, National Association, 1555 North Rivercenter Drive, Suite 302, Milwaukee, WI 53212 (records relating to its function as custodian).

Item 34.  Management Services

Not applicable.

Item 35.  Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the 1940 Act, the Trust has duly caused this Post-Effective Amendment No. 12 to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut on April 29, 2016.

EIP Investment Trust

By:	/s/ James J. Murchie
James J. Murchie
President

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EXHIBIT INDEX

(g)	Custody Agreement between the Trust, on behalf of the Fund, and U.S. Bank National Association.

(h)(1)	Fund Administration Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC.

(h)(2)	Transfer Agent Servicing Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC.

(h)(3)	Fund Accounting Servicing Agreement between the Trust, on behalf of the Fund, and U.S. Bancorp Fund Services, LLC.

(j)	Consent of Deloitte & Touche LLP.

(p)(1)	Revised Code of Ethics of the Trust and the Adviser.

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